FILED PURSUANT TO 424B3
                                        FILE NUMBER 333-9943



                         CNL AMERICAN REALTY FUND, INC.

                    Supplement No. 1, dated January 22, 1998
                        to Prospectus, dated July 9, 1997


         This Supplement is part of, and should be read in conjunction with, the Prospectus dated July 9, 1997. This Supplement replaces all prior supplements to the Prospectus. Capitalized terms used in this Supplement have the same meaning as in the Prospectus unless otherwise stated herein.

         Information in this Supplement is provided as of January 14, 1998. As of January 14, 1998, the Company had not acquired any Properties nor entered into any initial commitments to acquire Properties. Proposed properties for which the Company receives initial commitments, as well as property acquisitions that occur after January 14, 1998, will be reported in a subsequent Supplement.

                                  THE OFFERING

         As of October 15, 1997, the Company had received aggregate subscription proceeds of $2,774,580, which exceeded the minimum offering amount of $2,500,000, and $2,652,330 of the funds, excluding funds from Pennsylvania investors, were released from escrow. As of December 4, 1997, the Company had received aggregate subscription proceeds of $8,253,530, and funds from Pennsylvania were released from escrow. As of January 14, 1998, the Company had received total subscription proceeds of $12,112,022 (1,211,202 Shares), including $1,056 (106 Shares) issued pursuant to the Reinvestment Plan, from 672 stockholders in connection with this offering. As of January 14, 1998, the Company had approximately $9,173,680 available to invest in Properties following deduction of Selling Commissions, Marketing Support and Due Diligence Expense Reimbursement Fees, Organizational and Offering Expenses and Acquisition Fees.

                             MANAGEMENT COMPENSATION

FEES AND EXPENSES PAID TO THE
ADVISOR AND ITS AFFILIATES

         Selling Commissions and Marketing Support and Due Diligence Expense Reimbursement Fee. In connection with the formation of the Company and the offering of the Shares, the Managing Dealer will receive Selling Commissions of 7.5% (a maximum of $12,375,000 if 16,500,000 Shares are sold), and a marketing support and due diligence expense reimbursement fee of 0.5% (a maximum of $825,000 if 16,500,000 Shares are sold), of the total amount raised from the sale of Shares, computed at $10.00 per Share sold ("Gross Proceeds"). The Managing Dealer in turn may reallow Selling Commissions of up to 7% on Shares sold, and all or a portion of the 0.5% marketing support and due diligence expense reimbursement fee to certain Soliciting Dealers, who are not Affiliates of the Company. As of January 14, 1998, the Company had incurred $908,402 for Selling Commissions due to the Managing Dealer, a substantial portion of which has been paid as commissions to other Soliciting Dealers. In addition, as of January 14, 1998, the Company had incurred $60,560 in marketing support and due diligence expense reimbursement fees due to the Managing Dealer. A portion of these fees has been reallowed to other Soliciting Dealers, and all due diligence expenses will be paid from such fees.

         Soliciting Dealer Servicing Fee. The Company will incur a Soliciting Dealer Servicing Fee in the amount of .20% of Invested Capital (a maximum of $330,000 if 16,500,000 Shares are sold). The Soliciting Dealer Servicing Fee will be payable on December 31 of each year, commencing on December 31 of the year following the year in which the related offering terminates, and generally will be payable to the Managing Dealer, which in turn may reallow all or a portion of such fee to Soliciting Dealers whose clients held Shares on such date. As of January 14, 1998, no such fees had been incurred by the Company.

         Acquisition Fees. The Advisor is entitled to receive acquisition fees for services in identifying the Properties and structuring the terms of the acquisition and leases of the Properties equal to 4.5% of Total Proceeds, payable by the Company as Acquisition Fees. As of January 14, 1998, the Company had incurred $545,041 in such acquisition fees payable to the Advisor.

         Other Acquisition Fees to Affiliates of the Advisor. In connection with the financing, development, construction or renovation of a Property by Affiliates, the Company will incur other acquisition fees, payable to Affiliates of the Advisor as Acquisition Fees. Such fees are in addition to 4.5% of Total Proceeds payable to the Advisor as Acquisition Fees, and payment of such fees will be subject to approval by the Board of Directors, including a majority of the Independent Directors, not otherwise interested in the transaction. As of January 14, 1998, no such fees had been incurred by the Company.

         Asset Management Fee. For managing the Properties, the Advisor will be entitled to receive a monthly Asset Management Fee of one-twelfth of .60% of the Company's Real Estate Asset Value (generally, the total amount invested in the Properties, exclusive of Acquisition Fees and Acquisition Expenses) and the outstanding principal amount of the Mortgage Loans as of the end of the preceding month. As of September 30, 1997, no such fees had been incurred by the Company.

         Secured Equipment Lease Servicing Fee. For negotiating Secured Equipment Leases and supervising the Secured Equipment Lease program, the Advisor will be entitled to receive from the Company a one-time Secured Equipment Lease Servicing Fee of 2% of the purchase price of the Equipment that is the subject of a Secured Equipment Lease. As of September 30, 1997, no such fees had been incurred by the Company.

         Real Estate Disposition Fee. Prior to Listing, the Advisor may receive a real estate disposition fee of 3% of the gross sales price of one or more Properties for providing substantial services in connection with the Sale, which will be deferred and subordinated until the stockholders have received Distributions equal to the sum of 100% of the stockholders' aggregate Invested Capital plus an aggregate, annual, cumulative, noncompounded 8% return on their Invested Capital (the "Stockholders' 8% Return"). Upon Listing, if the Advisor has accrued but not been paid such real estate disposition fee, then for purposes of determining whether the subordination conditions have been satisfied, stockholders will be deemed to have received a Distribution in an amount equal to the product of the total number of Shares outstanding and the average closing prices of the Shares over a period, beginning 180 days after Listing, of 30 days during which the Shares are traded. As of September 30, 1997, no such fees had been incurred by the Company.

         Subordinated Share of Net Sales Proceeds. A subordinated share of Net Sales Proceeds will be paid to the Advisor upon the Sale of one or more assets of the Company in an amount equal to 10% of Net Sales Proceeds. This amount will be subordinated and paid only after the stockholders have received Distributions equal to the sum of 100% of the stockholders' aggregate Invested Capital, plus the Stockholders' 8% Return. As of September 30, 1997, no such amounts had been incurred by the Company.

         Administrative and Other Expenses. The Advisor provides accounting and administrative services (including accounting and administrative services in connection with the Offering of Shares) to the Company on a day-to-day basis. During the nine months ended September 30, 1997, the Company had incurred $92,657 of such costs that are included in deferred offering costs.

         Reimbursement of Out-of-Pocket Expenses. The Advisor and its Affiliates are entitled to receive reimbursement, at cost, for expenses they incur for Organizational and Offering Expenses, Acquisition Expenses and Operating Expenses. During the nine months ended September 30, 1997, the Advisor and its Affiliates incurred $360,704 on behalf of the Company for Organizational and Offering Expenses.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The Company was organized on June 12, 1996, to acquire Properties located across the United States to be leased on a long-term, "triple-net" basis to operators of Hotel Chains and operators of Restaurant Chains. The Company is not obligated to invest in both hotel Properties and restaurant Properties. The Company may also provide Mortgage Loans in the aggregate principal amount of approximately 5% to 10% of the gross offering proceeds. The Company also intends to offer Secured Equipment Leases to operators of Hotel Chains and Restaurant Chains. Secured Equipment Leases will be funded from the proceeds of financing to be obtained by the Company. The aggregate outstanding principal amount of Secured Equipment Leases will not exceed 10% of Gross Proceeds from the offering.

         Pending investment in suitable Properties and Mortgage Loans, Net Offering Proceeds are invested in short-term, highly liquid U.S. Government securities or in other short-term, highly liquid investments with appropriate safety of principal. Management anticipates that after the Company has invested in Assets, Company revenues sufficient to pay operating expenses, provide cash Distributions to the stockholders and service debt will be derived from the lease and mortgage payments paid to the Company by the tenants and borrowers.

         The Company's primary investment objectives are to preserve, protect, and enhance the Company's assets while (i) making distributions commencing in the initial year of Company operations; (ii) obtaining fixed income through the receipt of base rent, and increasing the Company's income (and distributions) and providing protection against inflation through automatic increases in base rent and/or receipt of percentage rent, and obtaining fixed income through the receipt of payments from Mortgage Loans and Secured Equipment Leases; (iii) qualifying as a REIT for federal income tax purposes; and (iv) providing stockholders of the Company with liquidity of their investment within five to ten years after commencement of the offering, either in whole or in part, through (a) listing of the shares on a national securities exchange or over-the-counter market ("Listing"), or (b) the commencement of orderly sales of the Company's assets, and distribution of the proceeds thereof (outside the ordinary course of business and consistent with its objective of qualifying as a
REIT). There can be no assurance that these investment objectives will be met.

         This information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company's actual results could differ materially from those set forth in the forward-looking statements. Certain factors that might cause such a difference include the following: changes in general economic conditions, changes in local and national real estate conditions, availability of proceeds from the Company's offering, the ability of the Company to obtain a line of credit or permanent financing, as described below, on satisfactory terms, the ability of the Company to identify suitable investments, the ability of the Company to locate suitable tenants for its Properties and borrowers for its Mortgage Loans and Secured Equipment Leases, and the ability of tenants and borrowers to make payments under their respective leases, Mortgage Loans or Secured Equipment Leases.

LIQUIDITY AND CAPITAL RESOURCES

         During the period June 12, 1996 (date of inception) through December 31, 1996, the Company received initial capital contributions of $200,000 for 20,000 Shares of common stock from an Affiliate.

         Effective July 1997, the Company commenced an offering of its Shares of common stock. As of September 30, 1997, the Company had received subscription proceeds of $1,158,300 (115,830 Shares), which were being held in escrow until the Company received aggregate subscription proceeds of at least $2,500,000 from the offering. (In the case of Pennsylvania investors funds were being held in escrow until the Company received aggregate subscription proceeds of at least $8,250,000.) As of January 14, 1998, the Company had received aggregate subscription proceeds of $12,112,022 (1,211,202 Shares), including $1,056 (106 Shares) issued pursuant to the Reinvestment Plan. As of January 14, 1998, the Company had approximately $9,173,680 available to invest in Properties and Mortgage Loans following the deduction of Selling Commissions, marketing support and due diligence expense reimbursement fees, Organizational and Offering Expenses, and Acquisition Fees.

         The Company expects to use net offering proceeds from the sale of Shares to purchase Properties and to invest in Mortgage Loans. In addition, the Company intends to borrow money to acquire Properties, to invest in Mortgage Loans and Secured Equipment Leases, and to pay certain related fees. The Company intends to encumber assets in connection with such borrowing. Pending the receipt of offering proceeds or Permanent Financing, the Company plans to obtain a revolving Line of Credit in an amount up to $45,000,000. The Company also plans to obtain Permanent Financing. Although the Board of Directors anticipates that the aggregate amount of any Permanent Financing shall not exceed 30% of the Company's total assets, the maximum amount the Company may borrow, absent a satisfactory showing that a higher level of borrowing is appropriate as approved by a majority of the Independent Directors, is 300% of the Company's net assets, defined for this purpose as the Company's total assets (other than intangibles), calculated at cost, less total liabilities. The Line of Credit is expected to be used to facilitate the acquisition of assets and will be repaid with proceeds of the offering or from Permanent Financing. The Company has engaged in discussions with a potential lender but has not yet executed a commitment for the Line of Credit or any Permanent Financing and there is no assurance that the Company will obtain the Line of Credit or any Permanent Financing on satisfactory terms.

         At September 30, 1997 and December 31, 1996, the Company's total assets were $1,184,711 and $598,190, respectively. The increase in total assets reflects Organizational and Offering Expenses incurred and recorded as deferred offering costs during the nine months ended September 30, 1997.

         As of September 30, 1997, the Company owed the Advisor $892,046 for certain Organizational and Offering Expenses it has incurred on behalf of the Company, accounting and administrative services and Acquisition Fees. The Advisor has agreed to pay all Organizational and Offering Expenses in excess of three percent of the gross offering proceeds. In addition, as of September 30, 1997, the Company accrued $92,665 due to the Managing Dealer for Selling Commissions and marketing support and due diligence expense reimbursement fees.

         Due to anticipated low operating expenses, rental income expected to be obtained from Properties after they are acquired, the fact that the Line of Credit and Permanent Financing have not been obtained and that the Company has not entered into Mortgage Loans or Secured Equipment Leases, management does not believe that working capital reserves will be necessary at this time. Management has the right to cause the Company to maintain reserves if, in their discretion, they determine such reserves are required to meet the Company's working capital needs.

         As of January 14, 1998, the Company had not invested in any Assets nor entered into any arrangements creating a reasonable probability that a Property would be acquired by the Company or that a particular Mortgage Loan or Secured Equipment Lease would be funded. The number of Properties to be acquired and Mortgage Loans to be invested in will depend upon the amount of Net Offering Proceeds and loan proceeds available to the Company. The number of Secured Equipment Leases to be offered is currently undetermined, but the Company will fund the Secured Equipment Leases with the proceeds from the Line of Credit or Permanent Financing, and the Company has undertaken, consistent with its objective of qualifying as a REIT for federal income tax purposes, to ensure that the value of the Secured Equipment Leases, in the aggregate, will not exceed 25% of the Company's total assets and that the value of the Secured Equipment Leases to a single lessee, in the aggregate, will not exceed 5% of the Company's total assets. In addition, the amount invested in Secured Equipment Leases will not exceed 10% of the gross offering proceeds. Management is not aware of any material trends, favorable or unfavorable, in either capital resources or the outlook for long-term cash generation, nor does management expect any material changes in the availability and relative cost of such capital resources, other than as referred to in the Prospectus.

         Management expects that the cash to be generated from operations will be adequate to pay operating expenses and to make Distributions to stockholders.

RESULTS OF OPERATIONS

         No operations commenced until the Company received the minimum offering proceeds of $2,500,000 on October 15, 1997.

         There currently are no material changes being considered in the objectives and policies of the Company as set forth in the Prospectus.

                          PRIOR PERFORMANCE INFORMATION

         The information presented in this section represents the historical experience of certain real estate programs organized by certain officers and directors of the Advisor. PRIOR PUBLIC PROGRAMS HAVE INVESTED ONLY IN RESTAURANT PROPERTIES AND HAVE NOT INVESTED IN HOTEL PROPERTIES. INVESTORS IN THE COMPANY SHOULD NOT ASSUME THAT THEY WILL EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN SUCH PRIOR PUBLIC REAL ESTATE PROGRAMS. INVESTORS WHO PURCHASE SHARES IN THE COMPANY WILL NOT THEREBY ACQUIRE ANY OWNERSHIP INTEREST IN ANY PARTNERSHIPS OR CORPORATIONS TO WHICH THE FOLLOWING INFORMATION RELATES.

         Two Directors of the Company, Robert A. Bourne and James M. Seneff, Jr., individually or with others have served as general partners of 85 and 86 real estate limited partnerships, respectively, including the 18 publicly offered CNL Income Fund limited partnerships, and as directors and officers of CNL American Properties Fund, Inc., which purchased restaurant properties similar to those to be acquired by the Company, listed in the table below. None of these limited partnerships or the unlisted REIT has been audited by the IRS. Of course, there is no guarantee that the Company will not be audited. Based on an analysis of the operating results of the prior public programs, the management of these entities believe that each of such entities has met or is meeting its principal investment objectives in a timely manner.

         CNL Realty Corporation, which was organized as a Florida corporation in November 1985 and whose sole stockholders are Messrs. Bourne and Seneff, currently serves as the corporate general partner with Messrs. Bourne and Seneff as individual general partners of 18 CNL Income Fund limited partnerships, all of which were organized to invest in fast-food, family-style and, in the case of two of the partnerships, casual dining restaurant properties and have investment objectives similar to those of the Company. In addition, Messrs. Bourne and Seneff currently serve as directors and officers of CNL American Properties Fund, Inc., an unlisted public REIT, which was organized to invest in fast-food, family-style and casual dining restaurant properties, mortgage loans and secured equipment leases similar to those that the Company intends to invest in and has investment objectives similar to those of the Company. As of June 30, 1997, the 18 partnerships and the unlisted REIT had raised a total of $826,252,689 from a total of 59,630 investors, and had invested in 865 fast-food, family-style or casual dining restaurant properties. Certain additional information relating to the offerings and investment history of the 18 public partnerships and the unlisted REIT is set forth below.

                                                                          Number of                     Date 90% of Net
                                                                          Limited                       Proceeds Fully
                            Maximum                                       Partnership                   Invested or
Name of                     Offering                                      Units or                      Committed to
Entity                      Amount (1)            Date Closed             Shares Sold                   Investment (2)
---------                   ----------            -----------             -----------                   --------------
CNL Income                  $15,000,000           December 31, 1986                30,000               December 1986
Fund, Ltd.                  (30,000 units)

CNL Income                  $25,000,000           August 21, 1987                  50,000               November 1987
Fund II, Ltd.               (50,000 units)

CNL Income                  $25,000,000           April 29, 1988                   50,000               June 1988
Fund III, Ltd.              (50,000 units)

CNL Income                  $30,000,000           December 6, 1988                 60,000               February 1989
Fund IV, Ltd.               (60,000 units)

CNL Income                  $25,000,000           June 7, 1989                     50,000               December 1989
Fund V, Ltd.                (50,000 units)

CNL Income                  $35,000,000           January 19, 1990                 70,000               May 1990
Fund VI, Ltd.               (70,000 units)

CNL Income                  $30,000,000           August 1, 1990               30,000,000               January 1991
Fund VII, Ltd.              (30,000,000 units)

CNL Income                  $35,000,000           March 7, 1991                35,000,000               September 1991
Fund VIII, Ltd.             (35,000,000 units)

CNL Income                  $35,000,000           September 6, 1991             3,500,000               November 1991
Fund IX, Ltd.               (3,500,000 units)

CNL Income                  $40,000,000           March 18, 1992                4,000,000               June 1992
Fund X, Ltd.                (4,000,000 units)

CNL Income                  $40,000,000           September 28, 1992            4,000,000               September 1992
Fund XI, Ltd.               (4,000,000 units)

CNL Income                  $45,000,000           March 15, 1993                4,500,000               July 1993
Fund XII, Ltd.              (4,500,000 units)

                                      -6-




CNL Income                  $40,000,000           August 26, 1993               4,000,000               August 1993
Fund XIII, Ltd.             (4,000,000 units)

CNL Income                  $45,000,000           February 22, 1994             4,500,000               May 1994
Fund XIV, Ltd.              (4,500,000 units)

CNL Income                  $40,000,000           September 1, 1994             4,000,000               December 1994
Fund XV, Ltd.               (4,000,000 units)

CNL Income                  $45,000,000           June 12, 1995                 4,500,000               August 1995
Fund XVI, Ltd.              (4,500,000 units)

CNL Income                  $30,000,000           September 19, 1996            3,000,000               December 1996
Fund XVII, Ltd.             (3,000,000 units)

CNL Income                  $35,000,000                  (3)                     (3)                           (3)
Fund XVIII, Ltd.            (3,500,000 units)

CNL American                $425,000,000                 (4)                     (4)                           (4)
Properties Fund,            (42,500,000 shares)
Inc.                        (5)

----------------

(1) The amount stated includes the exercise by the general partners of each partnership of their option to increase by $5,000,000 the maximum size of the offering of CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XVI, Ltd, and CNL Income Fund XVIII, Ltd.

(2) For a description of the property acquisitions by these entities, see the table set forth on the following page.

(3) As of June 30, 1997, CNL Income Fund XVIII, Ltd., which is offering a maximum of 3,500,000 limited partnership units ($35,000,000), had received subscriptions totalling $22,192,212 (2,219,221 units). As of such date, CNL Income Fund XVIII, Ltd. had purchased 17 properties.

(4) As of June 30, 1997, CNL American Properties Fund, Inc., which had completed its initial offering of 15,000,000 shares of common stock ($150,000,000) and was in the process of offering a maximum of $25,000,000 shares of common stock ($250,000,000), excluding 2,500,000 shares ($25,000,000) available to investors participating in the reinvestment plan, through a follow-on offering, had received subscriptions totalling $223,843,177 (22,384,318 shares). As of such date, CNL American Properties Fund, Inc. had purchased 174 properties and had provided $17,047,000 in mortgage loans and $5,101,303 in secured equipment financing.

(5) On February 6, 1997, CNL American Properties Fund, Inc. completed its initial offering upon receipt of subscriptions totalling $150,591,765 (15,059,177 shares), including $591,765 (59,177 shares) through the reinvestment plan. Following the completion of the initial offering on February 6, 1997, CNL American Properties Fund, Inc. commenced a subsequent offering of up to 27,500,000 shares of common stock.

         As of June 30, 1997, Mr. Seneff and Mr. Bourne, directly or through affiliated entities, also had served as joint general partners of 67 nonpublic real estate limited partnerships. The offerings of 65 of these 67 nonpublic limited partnerships had terminated as of June 30, 1997. These 65 partnerships raised a total of $166,969,266 from approximately 4,180 investors, and purchased, directly or through participation in a joint venture or limited partnership, interests in a total of 203 projects as of June 30, 1997. These 203 projects consist of 19 apartment projects (comprising 11% of the total amount raised by all 65 partnerships), 13 office buildings (comprising 5% of the total amount raised by all 65 partnerships), 157 fast-food, family-style or casual dining restaurant property and business investments (comprising 68% of the total amount raised by all 65 partnerships), one condominium development (comprising
 .5% of the total amount raised by all 65 partnerships), four hotels/motels (comprising 5% of the total amount raised by all 65 partnerships), seven commercial/retail properties (comprising 10% of the total amount raised by all 65 partnerships), and two tracts of undeveloped land (comprising .5% of the total amount raised by all 65 partnerships). The offering of the two remaining nonpublic limited partnerships (offerings aggregating $16,750,000) had raised $9,700,000 from 201 investors (approximately 57.9% of the total offering amount) as of June 30, 1997.

         Mr. Bourne also has served, without Mr. Seneff, as a general partner of one additional nonpublic real estate limited partnership program which raised a total of $600,000 from 13 investors and purchased, through participation in a limited partnership, one apartment building located in Georgia with a purchase price of $1,712,000.

         Mr. Seneff also has served, without Mr. Bourne, as a general partner of two additional nonpublic real estate limited partnerships which raised a total of $240,000 from 12 investors and purchased two office buildings with an aggregate purchase price of $928,390. Both of the office buildings are located in Florida.

         Of the 85 real estate limited partnerships whose offerings had closed as of June 30, 1997 (including 17 CNL Income Fund limited partnerships) in which Mr. Seneff and/or Mr. Bourne serve or have served as general partners in the past, 35 invested in restaurant properties leased on a "triple-net" basis, including six which also invested in franchised restaurant businesses

(accounting for approximately 93% of the total amount raised by all 85 real estate limited partnerships).

         The following table sets forth summary information, as of June 30, 1997, regarding property acquisitions by the 18 limited partnerships and the one unlisted REIT that, either individually or through a joint venture or partnership arrangement, acquired restaurant properties and that have investment objectives similar to those of the Company.


Name of                  Type of                                                Method of                 Type of
Entity                   Property                  Location                     Financing                 Program
-------                  --------                  ---------                    ---------                 -------
CNL Income               20 fast-food or         AL, AZ, CA, FL,                All cash                  Public
Fund, Ltd.               family-style            GA, LA, MD, OK,
                         restaurants             TX, VA

CNL Income               44 fast-food or         AL, AZ, CO, FL,                All cash                  Public
Fund II, Ltd.            family-style            GA, IL, IN, LA, MI,
                         restaurants             MN, MO, NC, NM,
                                                 OH, TX, WY

CNL Income               33 fast-food or         AZ, CA, FL, GA,                All cash                  Public
Fund III, Ltd.           family-style            IA, IL, IN, KS, KY,
                         restaurants             MD, MI, MN, MO,
                                                 NC, NE, OK, TX

CNL Income               45 fast-food or         AL, DC, FL, GA,                All cash                  Public
Fund IV, Ltd.            family-style            IL, IN, KS, MA,
                         restaurants             MD, MI, MS, NC,
                                                 OH, PA, TN, TX,
                                                 VA

CNL Income               30 fast-food or         FL, GA, IL, IN, MI,            All cash                  Public
Fund V, Ltd.             family-style            NH, NY, OH, SC,
                         restaurants             TN, TX, UT, WA

CNL Income               48 fast-food or         AR, AZ, FL, GA,                All cash                  Public
Fund VI, Ltd.            family-style            IN, MA, MI, MN,
                         restaurants             NC, NE, NM, NY,
                                                 OH, OK, PA, TN,
                                                 TX, VA, WY

CNL Income               47 fast-food or         AZ, CO, FL, GA,                All cash                  Public
Fund VII, Ltd.           family-style            IN, LA, MI, MN,
                         restaurants             OH, SC, TN, TX,
                                                 UT, WA

CNL Income               42 fast-food or         AZ, FL, IN, LA,                All cash                  Public
Fund VIII, Ltd.          family-style            MI, MN, NC, NY,
                         restaurants             OH, TN, TX, VA

CNL Income               42 fast-food or         AL, FL, GA, IL, IN,            All cash                  Public
Fund IX, Ltd.            family-style            LA, MI, MN, MS,
                         restaurants             NC, NH, NY, OH,
                                                 SC, TN, TX

CNL Income               49 fast-food or         AL, CA, CO, FL,                All cash                  Public
Fund X, Ltd.             family-style            ID, IL, LA, MI,
                         restaurants             MO, MT, NC, NH,
                                                 NM, NY, OH, PA,
                                                 SC, TN, TX

CNL Income               40 fast-food or         AL, AZ, CA, CO,                All cash                  Public
Fund XI, Ltd.            family-style            CT, FL, KS, LA,
                         restaurants             MA, MI, MS, NC,
                                                 NH, NM, OH, OK,
                                                 PA, SC, TX, VA,
                                                 WA

CNL Income               49 fast-food or         AL, AZ, CA, FL,                All cash                  Public
Fund XII, Ltd.           family-style            GA, LA, MO, MS,
                         restaurants             NC, NM, OH, SC,
                                                 TN, TX, WA



                                      -8-





CNL Income               49 fast-food or         AL, AR, AZ, CA,                All cash                  Public
Fund XIII, Ltd.          family-style            CO, FL, GA, IN,
                         restaurants             KS, LA, MD, NC,
                                                 OH, PA, SC, TN,
                                                 TX, VA

CNL Income               62 fast-food or         AL, AZ, CO, FL,                All cash                  Public
Fund XIV, Ltd.           family-style            GA, KS, LA, MN,
                         restaurants             MO, MS, NC, NJ,
                                                 NV, OH, SC, TN,
                                                 TX, VA

CNL Income               54 fast-food or         AL, CA, FL, GA,                All cash                  Public
Fund XV, Ltd.            family-style            KS, KY, MN, MO,
                         restaurants             MS, NC, NJ, NM,
                                                 OH, OK, PA, SC,
                                                 TN, TX, VA

CNL Income               44 fast-food or         AZ, CA, CO, DC,                All cash                  Public
Fund XVI, Ltd.           family-style            FL, GA, ID, IN, KS,
                         restaurants             MN, MO, NC, NM,
                                                 NV, OH, TN, TX,
                                                 UT, WI

CNL Income               27 fast-food,           CA, FL, GA, IL, IN,            All cash                  Public
Fund XVII, Ltd.          family-style or         MI, NC, NV, OH,
                         casual dining           SC, TN, TX
                         restaurants

CNL Income               17 fast-food,           CA, GA, KY, MD,                All cash                  Public
Fund XVIII, Ltd.         family-style or         MN, NC, NV, OH,
                         casual dining           TN, TX
                         restaurants

CNL American             174 fast-food,          AL, AZ, CA, CO,                All cash                  Public
Properties Fund, Inc.    family-style or         DE, FL, GA, IA, ID,
                         casual dining           IL, IN, KY, MD,
                         restaurants             MI, MN, MO, NC,
                                                 NE, NM, NV, OH,
                                                 OK, OR, PA, TN,
                                                 TX, UT, VA, WA,
                                                 WV





         A more detailed description of the acquisitions by real estate limited partnerships and the unlisted REIT sponsored by Messrs. Bourne and Seneff is set forth in prior performance Table VI, included in Part II of the registration statement filed with the Securities and Exchange Commission for this offering. A copy of Table VI is available to stockholders from the Company upon request, free of charge. In addition, upon request to the Company, the Company will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission for CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund V, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VII, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund IX, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XI, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XV, Ltd., CNL Income Fund XVI, Ltd., CNL Income Fund XVII, Ltd., CNL Income Fund XVIII, and CNL American Properties Fund, Inc., as well as a copy, for a reasonable fee, of the exhibits filed with such reports.

         In order to provide potential purchasers of Shares in the Company with information to enable them to evaluate the prior experience of the Messrs. Seneff and Bourne as general partners of real estate limited partnerships and as directors and officers of the unlisted REIT, including those set forth in the foregoing table, certain financial and other information concerning those limited partnerships and the unlisted REIT with investment objectives similar to one or more of the Company's investment objectives is provided in the Prior Performance Tables included as Exhibit C. Information about the previous public partnerships and the unlisted REIT, the offerings of which became fully subscribed between July 1992 and June 1997, is included therein. Potential stockholders are encouraged to examine the Prior Performance Tables attached as Exhibit C (in Table III), which include information as to the operating results of these prior entities, for more detailed information concerning the experience of Messrs. Seneff and Bourne.

                              DISTRIBUTION POLICY

GENERAL

         In order to qualify as a REIT for federal income tax purposes, among other things, the Company must make distributions each taxable year (not including any return of capital for federal income tax purposes) equal to at least 95% of its real estate investment trust taxable income, although the Board of Directors, in its discretion, may increase that percentage as it deems appropriate. See "Federal Income Tax Considerations - Taxation of the Company Distribution Requirements." The declaration of Distributions is within the discretion of the Board of Directors and depends upon the Company's distributable funds, current and projected cash requirements, tax considerations and other factors.

DISTRIBUTIONS

         The following table reflects the total Distributions and Distributions per Share declared by the Company for each month since the Company commenced operations.

                             Total                   Distributions
Month                      Distributions               Per Share
-----                      -------------             --------------
November 1997                    $10,757                 $0.025000
December 1997                     19,018                  0.025000
January 1998                      28,814                  0.025000

         The Company intends to make regular Distributions to stockholders. The payment of Distributions commenced in December 1997. Distributions will be made to those stockholders who are stockholders as of the record date selected by the Directors. Distributions will be declared monthly during the offering period, declared monthly during any subsequent offering, paid on a quarterly basis during an offering period, and declared and paid quarterly thereafter. The Company is required to distribute annually at least 95% of its real estate investment trust taxable income to maintain its objective of qualifying as a REIT. Generally, income distributed will not be taxable to the Company under federal income tax laws if the Company complies with the provisions relating to qualification as a REIT. If the cash available to the Company is insufficient to pay such Distributions, the Company may obtain the necessary funds by borrowing, issuing new securities, or selling assets. These methods of obtaining funds could affect future Distributions by increasing operating costs. To the extent that Distributions to stockholders exceed earnings and profits, such amounts constitute a return capital for federal income tax purposes, although such Distributions will not reduce stockholders' aggregate Invested Capital. Distributions in kind shall not be permitted, except for distributions of readily marketable securities; distributions of beneficial interests in a liquidating trust established for the dissolution of the Company and the liquidation of its assets in accordance with the terms of the Articles of Incorporation; or distributions of in-kind property as long as the Directors (i) advise each stockholder of the risks associated with direct ownership of the property; (ii) offer each stockholder the election of receiving in-kind property distributions; and (iii) distribute in-kind property only to those stockholders who accept the Directors' offer. No amounts distributed to stockholders as of January 14, 1998, are required to be or have been treated by the Company as a return of capital for purposes of calculating the stockholders' return on their Invested Capital.

         Distributions will be made at the discretion of the Directors, depending primarily on net cash from operations (which includes cash received from tenants except to the extent that such cash represents a return of principal in regard to the lease of a Property consisting of building only, distributions from joint ventures, and interest income from lessees of Equipment and borrowers under Mortgage Loans, less expenses paid) and the general financial condition of the Company, subject to the obligation of the Directors to cause the Company to qualify and remain qualified as a REIT for federal income tax purposes. The Company intends to increase Distributions in accordance with increases in net cash from operations.

                                  ADDENDUM TO

                                   EXHIBIT B




                             FINANCIAL INFORMATION


                      -------------------------------------
                      THE UPDATED UNAUDITED FINANCIAL
                      STATEMENTS OF CNL AMERICAN REALTY
                      FUND, INC. CONTAINED IN THIS ADDENDUM
                      SHOULD BE READ IN CONJUNCTION WITH
                      EXHIBIT B TO THE ATTACHED PROSPECTUS,
                      DATED JULY 9, 1997.
                      -------------------------------------

                         INDEX TO FINANCIAL STATEMENTS

                         CNL AMERICAN REALTY FUND, INC.
                   (A Development Stage Maryland Corporation)

                                                                         Page
                                                                         ----
Financial Statements:
  Balance Sheets at September 30, 1997 (unaudited) and
    December 31, 1996                                                     B-1
  Statements of Stockholder's Equity for the nine months
    ended September 30, 1997 (unaudited) and the period
    June 12, 1996 (date of inception) through
    December 31, 1996                                                     B-2
  Notes to Financial Statements                                           B-3

                         CNL AMERICAN REALTY FUND, INC.
                   (A Development Stage Maryland Corporation)

                                 BALANCE SHEETS

                                           September 30,           December 31,
          ASSETS                               1997                     1996
                                           -------------           ------------
Cash                                       $    2,016              $    2,084
Deferred offering costs                     1,130,571                 596,106
Other assets                                   52,124                       -
                                           ----------              ----------
                                           $1,184,711              $  598,190
                                           ==========              ==========

      LIABILITIES AND
    STOCKHOLDER'S EQUITY

Accrued offering costs:
  Due to related parties                   $  984,711              $  386,561
  Due to others                                     -                  11,629
                                           ----------              ----------
                                              984,711                 398,190
                                           ----------              ----------
Stockholder's equity:
  Preferred stock, without par
    value.  Authorized and unissued
    3,000,000 shares in 1997                        -                       -
  Excess shares, $.01 par value
    per share.  Authorized and
    unissued 63,000,000 shares in
    1997                                            -                       -
  Common stock, $.01 par value per
    share.  Authorized 60,000,000
    and 100,000 shares, respectively,
    issued and outstanding 20,000
    shares                                        200                     200
  Capital in excess of par value              199,800                 199,800
                                           ----------              ----------
                                              200,000                 200,000
                                           ----------              ----------
                                           $1,184,711              $  598,190
                                           ==========              ==========

                See accompanying notes to financial statements.

                         CNL AMERICAN REALTY FUND, INC.
                   (A Development Stage Maryland Corporation)

                       STATEMENTS OF STOCKHOLDER'S EQUITY

                    Nine Months Ended September 30, 1997 and
                       June 12, 1996 (Date of Inception)
                           through December 31, 1996

                                                                   Common stock
                                                                   ------------      Capital in
                                                        Number          Par          excess of
                                                       of shares       value         par value           Total
                                                       ---------   ------------      ----------          -----
Balance, June 12, 1996
  (Date of Inception)                                       -         $   -          $      -         $       -

Cash received from sale of
  common stock to related
  party                                                 20,000           200           199,800           200,000
                                                      --------        ------        ----------        ----------
Balance, December 31, 1996                              20,000           200           199,800           200,000

Subscriptions received for
  common stock through public
  offering                                             115,830         1,158         1,157,142         1,158,300

Subscriptions held in escrow
  at September 30, 1997                               (115,830)       (1,158)       (1,157,142)       (1,158,300)
                                                      --------        ------        ----------        ----------
Balance, September 30, 1997                             20,000        $  200        $  199,800        $  200,000
                                                      ========        ======        ==========        ==========

                See accompanying notes to financial statements.

                         CNL AMERICAN REALTY FUND, INC.
                   (A Development Stage Maryland Corporation)

                         NOTES TO FINANCIAL STATEMENTS

              Quarter and Nine Months Ended September 30, 1997 and
                       June 12, 1996 (Date of Inception)
                           through December 31, 1996

1.       Significant Accounting Policies:
         --------------------------------

         Organization and Nature of Business - CNL American Realty Fund, Inc. (the "Company") was organized in Maryland on June 12, 1996. The Company intends to invest the proceeds from its public offering, after deducting offering expenses, in hotel properties to be leased to operators of national and regional limited service, extended stay and full service hotel chains (the "Hotel Chains") and in restaurant properties to be leased to operators of selected national and regional fast-food, family-style and casual dining restaurant chains (the "Restaurant Chains"). The Company may also provide mortgage financing (the "Mortgage Loans"). The Company also intends to offer furniture, fixture and equipment financing ("Secured Equipment Leases") to operators of Hotel Chains and Restaurant Chains.

         As of September 30, 1997 the Company was in the development stage and had not begun operations.

         Income Taxes - The Company intends to make an election to be taxed as a real estate investment trust ("REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, commencing with its taxable year ending December 31, 1997. If the Company qualifies for taxation as a REIT, the Company generally will not be subject to federal corporate income tax to the extent it distributes its REIT taxable income to its stockholders, so long as it distributes at least 95 percent of its REIT taxable income. REITs are subject to a number of other organizational and operational requirements. Even if the Company qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property, and federal income and excise taxes on its undistributed income.

         Basis of Presentation - The accompanying unaudited financial statements have been prepared in accordance with the instructions to Form 10-Q and do not include all of the information and note disclosures required by generally accepted accounting principles. The financial statements reflect all adjustments, consisting of normal recurring adjustments, which are, in the opinion of management, necessary to a fair statement of the results for the interim period presented.

                         CNL AMERICAN REALTY FUND, INC.
                   (A Development Stage Maryland Corporation)

                   NOTES TO FINANCIAL STATEMENTS - CONTINUED

              Quarter and Nine Months Ended September 30, 1997 and
                       June 12, 1996 (Date of Inception)
                           through December 31, 1996

2.       Public Offering:
         ----------------

         The Company has filed a currently effective registration statement on Form S-11 with the Securities and Exchange Commission.

         A maximum of 16,500,000 shares ($165,000,000) may be sold, including 1,500,000 shares ($15,000,000) which is available only to stockholders who elect to participate in the Company's reinvestment plan. The Company has adopted a reinvestment plan pursuant to which stockholders may elect to have the full amount of their cash distributions from the Company reinvested in additional shares of common stock of the Company. As of September 30, 1997, the Company had received subscription proceeds of $1,158,300 (115,830 shares), of which $1,036,050 and
         $122,250 (representing funds from Pennsylvania investors) are being held in escrow until the Company receives aggregate subscription proceeds of at least $2,500,000 and $8,250,000, respectively, from this offering.

3.       Deferred Offering Costs:
         ------------------------

         The Company has and will continue to incur certain costs in connection with the offering, including filing fees, legal, accounting, marketing and printing costs and escrow fees, which will be deducted from the gross proceeds of the offering. Certain preliminary costs incurred have been and will be advanced by an affiliate of the Company. CNL Real Estate Advisors, Inc., the advisor to the Company, has agreed to pay all organizational and offering expenses which exceed three percent of the gross offering proceeds received from the sale of shares of the Company.

         As of September 30, 1997, the Company had incurred $1,130,571 in organizational and offering costs which has been treated as deferred offering costs. Once the Company receives the minimum amount of subscriptions, the deferred offering costs will be charged to the stockholders' capital accounts subject to the three percent cap described above.

4.       Capitalization:
         ---------------

         In July 1997, the Company amended its Articles of Incorporation to increase the number of authorized shares of capital stock from 100,000 shares to 126,000,000 shares (consisting of 60,000,000 common shares, 3,000,000 preferred shares and 63,000,000 excess shares).

                         CNL AMERICAN REALTY FUND, INC.
                   (A Development Stage Maryland Corporation)

                   NOTES TO FINANCIAL STATEMENTS - CONTINUED

              Quarter and Nine Months Ended September 30, 1997 and
                       June 12, 1996 (Date of Inception)
                           through December 31, 1996

5.       Related Party Transactions:
         ---------------------------

         Certain affiliates of the Company will receive fees and compensation in connection with the offering, and the acquisition, management, and sale of the assets of the Company.

         On June 12, 1996 (date of inception), CNL Fund Advisors, Inc. contributed $200,000 in cash to the Company and became its sole stockholder. In February 1997, CNL Real Estate Advisors, Inc. purchased the Company's outstanding common stock from CNL Fund Advisors, Inc. and became the sole stockholder of the Company.

         CNL Securities Corp. is entitled to receive commissions amounting to 7.5% of the total amount raised from the sale of shares for services in connection with the offering of shares, a substantial portion of which ($81,081) will be paid as commissions to other broker-dealers. As of September 30, 1997, $86,873 of such fees had been incurred.

         In addition, CNL Securities Corp. is entitled to receive a marketing support and due diligence expense reimbursement fee equal to 0.5% of the total amount raised from the sale of shares, a portion of which may be reallowed to other broker-dealers. As of September 30, 1997, $5,792 of such fees had been incurred.

         CNL Securities Corp. will also receive a soliciting dealer servicing fee payable annually by the Company beginning on December 31 of the year following the year in which the offering is completed in the amount of 0.20% of the stockholders' investment in the Company. As of September 30, 1997, no such fees had been incurred.

         CNL Real Estate Advisors, Inc. is entitled to receive acquisition fees for services in finding, negotiating the leases of and acquiring properties on behalf of the Company equal to 4.5% of the total amount raised from the sale of shares. As of September 30, 1997, $52,124 of such fees had been incurred. This amount is included in other assets at September 30, 1997.

                         CNL AMERICAN REALTY FUND, INC.
                   (A Development Stage Maryland Corporation)

                   NOTES TO FINANCIAL STATEMENTS - CONTINUED

              Quarter and Nine Months Ended September 30, 1997 and
                       June 12, 1996 (Date of Inception)
                           through December 31, 1996

5.       Related Party Transactions - Continued:
         ---------------------------------------

         During the quarter and nine months ended September 30, 1997, CNL Real Estate Advisors, Inc. and its affiliates provided accounting and administrative services to the Company, primarily in connection with the registration of the offering, totalling $54,505 and $92,657, respectively, which are included in deferred offering costs.

         The amounts due to related parties consisted of the following at:

                                                    September 30,   December 31,
                                                         1997           1996
                                                    -------------   ------------
                  Due to CNL Securities Corp.:

                    Commissions                       $ 86,873       $      -
                    Marketing support and due
                      diligence expense reim-
                      bursement fee                      5,792              -
                                                      --------       --------
                                                        92,665              -
                                                      --------       --------
                  Due to CNL Real Estate Advisors,
                    Inc.:
                      Expenditures incurred for
                        organizational and offering
                        expenses on behalf of the
                        Company                        718,600        357,896
                      Accounting and administrative
                        services                       121,322         28,665
                      Acquisition fees                  52,124              -
                                                      --------       --------
                                                       892,046        386,561
                                                      --------       --------
                                                      $984,711       $386,561
                                                      ========       ========
6.       Subsequent Event:
         -----------------

         As of October 15, 1997, the Company had received aggregate subscription proceeds of $2,774,580, which exceeded the minimum offering amount of $2,500,000, and $2,652,330 of the funds (which excluded all funds received from Pennsylvania investors) were released from escrow. As of October 21, 197, the Company had received total subscription proceeds of $3,276,100.

                                  ADDENDUM TO
                                   EXHIBIT C




                            PRIOR PERFORMANCE TABLES

THE FOLLOWING INFORMATION UPDATES AND REPLACES THE CORRESPONDING INFORMATION IN EXHIBIT C TO THE ATTACHED PROSPECTUS, DATED JULY 9, 1997.

                                   EXHIBIT C

                            PRIOR PERFORMANCE TABLES

         The information in this Exhibit C contains certain relevant summary information concerning certain prior public programs sponsored by two of the Company's principals (who also serve as the Chairman of the Board and President of the Company) and their Affiliates (the "Prior Public Programs") which like the Company, were formed to invest in restaurant properties leased on a triple-net basis to operators of national and regional fast-food and family-style restaurant chains similar to those in which the Company may invest. No Prior Public Programs sponsored by the Company's Affiliates have invested in hotel properties leased on a triple-net basis to operators of national and regional limited-service, extended-stay and full-service hotel chains.

         A more detailed description of the acquisitions by the Prior Public Programs is set forth in Part II of the registration statement filed with the Securities and Exchange Commission for this Offering and is available from the Company upon request, without charge. In addition, upon request to the Company, the Company will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission for CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund V, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VII, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund IX, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XI, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XV, Ltd., CNL Income Fund XVI, Ltd., CNL Income Fund XVII, Ltd., CNL Income Fund XVIII, Ltd., and CNL American Properties Fund, Inc., as well as a copy, for a reasonable fee, of the exhibits filed with such reports.

         The investment objectives of the Prior Public Programs generally include preservation and protection of capital, the potential for increased income and protection against inflation, and potential for capital appreciation, all through investment in restaurant properties. In addition, the investment objectives of the Prior Public Programs included making partially tax-sheltered distributions.

         STOCKHOLDERS SHOULD NOT CONSTRUE INCLUSION OF THE FOLLOWING TABLES AS IMPLYING THAT THE COMPANY WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN SUCH TABLES. DISTRIBUTABLE CASH FLOW, FEDERAL INCOME TAX DEDUCTIONS, OR OTHER FACTORS COULD BE SUBSTANTIALLY DIFFERENT. STOCKHOLDERS SHOULD NOTE THAT, BY ACQUIRING SHARES IN THE COMPANY, THEY WILL NOT BE ACQUIRING ANY INTEREST IN ANY PRIOR PUBLIC PROGRAMS.

Description of Tables

         The following Tables are included herein:

                  Table I - Experience in Raising and Investing Funds

                  Table II - Compensation to Sponsor

                  Table III - Operating Results of Prior Programs

                  Table V - Sales or Disposal of Properties

         Unless otherwise indicated in the Tables, all information contained in the Tables is as of June 30, 1997. The following is a brief description of the
Tables:

         Table I - Experience in Raising and Investing Funds

         Table I presents information on a percentage basis showing the experience of two of the principals of the Company and their Affiliates in raising and investing funds for the Prior Public Programs, the offerings of which became fully subscribed between July 1992 and June 1997.

         The Table sets forth information on the offering expenses incurred and amounts available for investment expressed as a percentage of total dollars raised. The Table also shows the percentage of property acquisition cost leveraged, the date the offering commenced, and the time required to raise funds for investment.

         Table II - Compensation to Sponsor

         Table II provides information, on a total dollar basis, regarding amounts and types of compensation paid to the general partners of the Prior Public Programs.

         The Table indicates the total offering proceeds and the portion of such offering proceeds paid or to be paid to two of the principals of the Company and their Affiliates in connection with the Prior Public Programs, the offerings of which became fully subscribed between July 1992 and June 1997. The Table also shows the amounts paid to two of the principals of the Company and their Affiliates from cash generated from operations and from cash generated from sales or refinancing by each of the Prior Public Programs on a cumulative basis commencing with inception and ending June 30, 1997.

         Table III - Operating Results of Prior Programs

         Table III presents a summary of operating results for the period from inception through June 30, 1997, of the Prior Public Programs, the offerings of which became fully subscribed between July 1992 and June 1997.

         The Table includes a summary of income or loss of the Prior Public Programs, which are presented on the basis of generally accepted accounting principles ("GAAP"). The Table also shows cash generated from operations, which represents the cash generated from operations of the properties of the Prior Public Programs, as distinguished from cash generated from other sources (special items). The section of the Table entitled "Special Items" provides information relating to cash generated from or used by items which are not directly related to the operations of the properties of the Prior Public Programs, but rather are related to items of a partnership nature. These items include proceeds from capital contributions of limited partners and disbursements made from these sources of funds, such as syndication and organizational costs, acquisition of the properties and other costs which are related more to the organization of the partnership and the acquisition of properties than to the actual operations of the partnerships.

         The Table also presents information pertaining to investment income, returns of capital on a GAAP basis, cash distributions from operations, sales and refinancing proceeds expressed in total dollar amounts as well as distributions and tax results on a per $1,000 investment basis.

         Table IV - Results of Completed Programs

         Table IV is omitted from this Exhibit C because none of the directors of the Company or their Affiliates has been involved in completed programs which made investments similar to those of the Company.

         Table V - Sales or Disposal of Properties

         Table V provides information regarding the sale or disposal of properties owned by the Prior Public Programs between July 1992 and June 30, 1997.

         The Table includes the selling price of the property, the cost of the property, the date acquired and the date of sale.

                                    TABLE I
                   EXPERIENCE IN RAISING AND INVESTING FUNDS

                                      CNL Income      CNL Income      CNL Income     CNL Income
                                       Fund XI,        Fund XII,      Fund XIII,      Fund XIV,
                                         Ltd.            Ltd.            Ltd.           Ltd.
                                      ----------      ----------      ----------     ----------
Dollar amount offered                $40,000,000     $45,000,000     $40,000,000    $45,000,000
                                     ===========     ===========     ===========    ===========
Dollar amount raised                       100.0%          100.0%          100.0%         100.0%
                                     -----------     -----------     -----------    -----------
Less offering expenses:

  Selling commissions
    and discounts                           (8.5)           (8.5)           (8.5)          (8.5)
  Organizational expenses                   (3.0)           (3.0)           (3.0)          (3.0)
  Marketing support and
    due diligence expense
    reimbursement fees
    (includes amounts
    reallowed to
    unaffiliated
    entities)                               (0.5)           (0.5)           (0.5)          (0.5)
                                     -----------     -----------     -----------    -----------
                                           (12.0)          (12.0)          (12.0)         (12.0)
                                     -----------     -----------     -----------    -----------
Reserve for operations                       --              --              --             --
                                     -----------     -----------     -----------    ----------
Percent available for
  investment                                88.0%           88.0%           88.0%          88.0%
                                     ===========     ===========     ===========    ===========
Acquisition costs:
  Cash down payment                         83.0%           83.0%           82.5%          82.5%
  Acquisition fees paid
    to affiliates                            5.0             5.0             5.5            5.5
  Loan costs                                 --              --              --             --
                                     -----------     -----------     -----------    ----------
Total acquisition costs                     88.0%           88.0%           88.0%          88.0%
                                     ===========     ===========     ===========    ===========
Percent leveraged
  (mortgage financing
  divided by total
  acquisition costs)                         --              --              --             --

Date offering began                      3/18/92         9/29/92         3/31/93        8/27/93

Length of offering (in
  months)                                      6               6               5              6

Months to invest 90% of
  amount available for
  investment measured
  from date of offering                        6              11              10             11


Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective March 29, 1995, CNL American Properties Fund, Inc. registered for sale $165,000,000 of shares of common stock (the "Initial Offering of Shares"). The Initial Offering of Shares of CNL American Properties Fund, Inc. commenced April 19, 1995, and upon completion of the Initial Offering of Shares on February 6, 1997, had received subscription proceeds of $150,591,765 (15,059,177 shares), including $591,765 (59,177 shares) issued pursuant to the Reinvestment Plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective January 31, 1997, CNL American Properties Fund, Inc. registered for sale $275,000,000 of shares of common stock (the "1997 Offering of Shares"). The 1997 Offering of Shares of CNL American Properties Fund, Inc. commenced following the completion of the Initial Offering of Shares on February 6, 1997.

Note 2: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective August 11, 1995, CNL Income Fund XVII, Ltd. and CNL Income Fund XVIII, Ltd. each registered for sale $30,000,000 of units of limited partnership interest (the "Units"). The offering of Units of CNL Income Fund XVII, Ltd. commenced September 2, 1995. Pursuant to the Registration Statement, the offering of Units of CNL Income Fund XVIII, Ltd. could not commence until the offering of Units of CNL Income Fund XVII, Ltd.

                                   CNL Income      CNL Income       CNL American        CNL Income     CNL Income
                                    Fund XV,        Fund XVI,     Properties Fund,      Fund XVII,     Fund XVIII,
                                      Ltd.            Ltd.              Inc.               Ltd.            Ltd.
                                   ----------      ----------     ----------------      ----------     -----------
                                                                      (Note 1)                           (Note 2)
Dollar amount offered             $40,000,000     $45,000,000       $150,591,765       $30,000,000
                                  ===========     ===========       ============       ===========
Dollar amount raised                    100.0%          100.0%              91.3%            100.0%
                                  -----------     -----------       ------------       -----------
Less offering expenses:

  Selling commissions
    and discounts                        (8.5)           (8.5)              (7.5)             (8.5)
  Organizational expenses                (3.0)           (3.0)              (3.0)             (3.0)
  Marketing support and
    due diligence expense
    reimbursement fees
    (includes amounts
    reallowed to
    unaffiliated
    entities)                            (0.5)           (0.5)              (0.5)             (0.5)
                                  -----------     -----------       ------------       -----------
                                        (12.0)          (12.0)             (11.0)            (12.0)
                                  -----------     -----------       ------------       -----------
Reserve for operations                    --              --                 --                --
                                  -----------     -----------       ------------       -----------
Percent available for
  investment                             88.0%           88.0%              89.0%             88.0%
                                  ===========     ===========       ============       ===========
Acquisition costs:
  Cash down payment                      82.5%           82.5%              84.5%             83.5%
  Acquisition fees paid
    to affiliates                         5.5             5.5                4.5               4.5
  Loan costs                              --              --                 --                --
                                  -----------     -----------       ------------       -----------
Total acquisition costs                  88.0%           88.0%              89.0%             88.0%
                                  ===========     ===========       ============       ===========
Percent leveraged
  (mortgage financing
  divided by total
  acquisition costs)                      --              --                 --                --

Date offering began                   2/23/94         9/02/94            4/19/95           9/02/95

Length of offering (in                      6               9                 22                12
  months)

Months to invest 90% of
  amount available for
  investment measured                      10              11                 23                15
  from date of offering

had terminated. CNL Income Fund XVII, Ltd. terminated its offering of Units on September 19, 1996, at which time subscriptions for an aggregate 3,000,000 Units ($30,000,000) had been received. Upon the termination of the offering of Units of CNL Income Fund XVII, Ltd., CNL Income Fund XVIII, Ltd. commenced its offering to the public of 3,500,000 Units ($35,000,000).

                                    TABLE II
                            COMPENSATION TO SPONSOR

                                             CNL Income    CNL Income    CNL Income    CNL Income
                                              Fund XI,      Fund XII,    Fund XIII,     Fund XIV,
                                                Ltd.          Ltd.          Ltd.          Ltd.
                                             ----------    ----------    ----------    ----------
Date offering commenced                         3/18/92       9/29/92       3/31/93       8/27/93
Dollar amount raised                        $40,000,000   $45,000,000   $40,000,000   $45,000,000
                                            ===========   ===========   ===========   ===========
Amount paid to sponsor from
  proceeds of offering:
    Selling commissions and
      discounts                               3,400,000     3,825,000     3,400,000     3,825,000
    Real estate commissions                           -             -             -             -
    Acquisition fees                          2,000,000     2,250,000     2,200,000     2,475,000
    Marketing support and
      due diligence expense
      reimbursement fees
      (includes amounts
      reallowed to
      unaffiliated entities)                    200,000       225,000       200,000       225,000
                                            -----------   -----------   -----------   -----------
Total amount paid to sponsor                  5,600,000     6,300,000     5,800,000     6,525,000
                                            ===========   ===========   ===========   ===========
Dollar amount of cash generated
  from operations before
  deducting payments to
  sponsor:
    1997 (6 months)                           1,841,174     1,981,123     1,708,175     1,856,053
    1996                                      3,734,852     4,089,655     3,494,528     3,841,163
    1995                                      3,758,271     3,928,473     3,482,461     3,823,939
    1994                                      3,574,474     3,933,486     3,232,046     2,897,432
    1993                                      3,434,512     3,320,549     1,148,550       329,957
    1992                                      1,525,462        63,401             -             -
    1991                                              -             -             -             -
    1990                                              -             -             -             -
    1989                                              -             -             -             -
    1988                                              -             -             -             -
    1987                                              -             -             -             -
    1986                                              -             -             -             -
    1985                                              -             -             -             -
    1984                                              -             -             -             -
    1983                                              -             -             -             -
    1982                                              -             -             -             -
    1981                                              -             -             -             -
    1980                                              -             -             -             -
    1979                                              -             -             -             -
    1978                                              -             -             -             -
Amount paid to sponsor from
  operations (administrative,
  accounting and management
  fees):
    1997 (6 months)                              48,260        49,885        48,767        48,170
    1996                                        133,138       137,966       126,947       134,867
    1995                                        106,086       109,111       103,083       114,095
    1994                                         76,533        84,524        83,046        84,801
    1993                                         78,926        73,789        27,003         8,220
    1992                                         30,237         2,031             -             -
    1991                                              -             -             -             -
    1990                                              -             -             -             -
    1989                                              -             -             -             -
    1988                                              -             -             -             -
    1987                                              -             -             -             -
    1986                                              -             -             -             -
    1985                                              -             -             -             -
    1984                                              -             -             -             -
    1983                                              -             -             -             -
    1982                                              -             -             -             -
    1981                                              -             -             -             -
    1980                                              -             -             -             -
    1979                                              -             -             -             -
    1978                                              -             -             -             -
Dollar amount of property
  sales and refinancing
  before deducting payments
  to sponsor:
    Cash                                      1,044,750     1,640,000       836,411     3,196,603
    Notes                                             -             -             -             -
Amount paid to sponsors
  from property sales and
  refinancing:
   Real estate commissions                            -             -             -             -
   Incentive fees                                     -             -             -             -
   Other                                              -             -             -             -

Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective March 29, 1995, CNL American Properties Fund, Inc. registered for sale $165,000,000 of shares of common stock (the "Initial Offering of Shares"). The Initial Offering of Shares of CNL American Properties Fund, Inc. commenced April 19, 1995, and upon completion of the Initial Offering of Shares on February 6, 1997, had received subscription proceeds of $150,591,765 (15,059,177 shares), including $591,765 (59,177 shares) issued pursuant to the Reinvestment Plan. Pursuant to a Registration Statement on Form S-11, as amended, effective January 31, 1997, CNL American Properties Fund, Inc. registered for sale $275,000,000 of shares of common stock (the "1997 Offering of Shares"). The 1997 Offering of Shares of CNL American Properties Fund, Inc. commenced following the completion of
         the Initial Offering of Shares on February 6, 1997.   The amounts shown
         represent the combined results of the Initial Offering of Shares and the 1997 Offering of Shares as of June 30, 1997.

Note 2: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective August 11, 1995, CNL Income Fund XVII, Ltd. and CNL Income Fund XVIII, Ltd. each registered for sale $30,000,000 of units of limited

                                                       CNL Income    CNL Income      CNL American       CNL Income   CNL Income
                                                        Fund XV,      Fund XVI,    Properties Fund,     Fund XVII,   Fund XVIII,
                                                          Ltd.          Ltd.             Inc.              Ltd.          Ltd.
                                                       ----------    ----------    ----------------     ----------   -----------
                                                                                       (Note 1)                        (Note 2)
Date offering commenced                                    2/23/94       9/02/94   4/19/95 and 2/6/97       9/02/95
Dollar amount raised                                   $40,000,000   $45,000,000      $223,843,177      $30,000,000
                                                       ===========   ===========      ============      ===========
Amount paid to sponsor from
  proceeds of offering:
    Selling commissions and
      discounts                                          3,400,000     3,825,000        16,788,238        2,550,000
    Real estate commissions                                     -             -                 -                -
    Acquisition fees                                     2,200,000     2,475,000        10,072,943        1,350,000
    Marketing support and
      due diligence expense
      reimbursement fees
      (includes amounts
      reallowed to
      unaffiliated entities)                               200,000       225,000         1,119,216          150,000
                                                       -----------   -----------      ------------      -----------
Total amount paid to sponsor                             5,800,000     6,525,000        27,980,397        4,050,000
                                                       ===========   ===========      ============      ===========
Dollar amount of cash generated
  from operations before
  deducting payments to
  sponsor:
    1997 (6 months)                                      1,716,242     1,938,911         6,583,211        1,232,910
    1996                                                 3,557,073     3,911,609         5,817,143        1,340,159
    1995                                                 3,361,477     2,619,840           566,475           11,671
    1994                                                 1,154,454       212,171                 -                -
    1993                                                         -             -                 -                -
    1992                                                         -             -                 -                -
    1991                                                         -             -                 -                -
    1990                                                         -             -                 -                -
    1989                                                         -             -                 -                -
    1988                                                         -             -                 -                -
    1987                                                         -             -                 -                -
    1986                                                         -             -                 -                -
    1985                                                         -             -                 -                -
    1984                                                         -             -                 -                -
    1983                                                         -             -                 -                -
    1982                                                         -             -                 -                -
    1981                                                         -             -                 -                -
    1980                                                         -             -                 -                -
    1979                                                         -             -                 -                -
    1978                                                         -             -                 -                -
Amount paid to sponsor from
  operations (administrative,
  accounting and management
  fees):
    1997 (6 months)                                         42,619        50,756           269,208           53,768
    1996                                                   122,391       157,883           334,603          107,211
    1995                                                   122,107       138,445            68,016            2,659
    1994                                                    37,620         7,023                 -                -
    1993                                                         -             -                 -                -
    1992                                                         -             -                 -                -
    1991                                                         -             -                 -                -
    1990                                                         -             -                 -                -
    1989                                                         -             -                 -                -
    1988                                                         -             -                 -                -
    1987                                                         -             -                 -                -
    1986                                                         -             -                 -                -
    1985                                                         -             -                 -                -
    1984                                                         -             -                 -                -
    1983                                                         -             -                 -                -
    1982                                                         -             -                 -                -
    1981                                                         -             -                 -                -
    1980                                                         -             -                 -                -
    1979                                                         -             -                 -                -
    1978                                                         -             -                 -                -
Dollar amount of property
  sales and refinancing
  before deducting payments
  to sponsor:
    Cash                                                 3,312,297     1,385,384         5,254,083                -
    Notes                                                        -             -                 -                -
Amount paid to sponsors
  from property sales and
  refinancing:
   Real estate commissions                                       -             -                 -                -
   Incentive fees                                                -             -                 -                -
   Other                                                         -             -                 -                -

         partnership interest (the "Units"). The offering of Units of CNL Income Fund XVII, Ltd. commenced September 2, 1995.Pursuant to the Registration Statement, the offering of Units of CNL Income Fund XVIII, Ltd. could not commence until the offering of Units of CNL Income Fund XVII, Ltd. had terminated. CNL Income Fund XVII, Ltd. terminated its offering of Units on September 19, 1996, at which time subscriptions for an aggregate 3,000,000 Units ($30,000,000) had been received. Upon the termination of the offering of Units of CNL Income Fund XVII, Ltd., CNL Income Fund XVIII, Ltd. commenced its offering to the public of 3,500,000 Units ($35,000,000). As of June 30, 1997, CNL Income Fund
         XVIII, Ltd. had sold 2,219,221 Units, representing $22,192,212 of capital contributed by limited partners, and 17 properties had been acquired. From commencement of the offering through June 30, 1997, total selling commissions and discounts were $1,886,338, due diligence expense reimbursement fees were $110,961, and acquisition fees were $998,650, for a total amount paid to sponsor of $2,995,949. CNL Income Fund XVIII, Ltd. had cash generated from operations for the period October 11, 1996 (the date funds were originally released from escrow) through June 30, 1997, of $490,897. CNL Income Fund XVIII, Ltd. made payments of $33,405 to the sponsor from operations for this period.

                                   TABLE III
                    Operating Results of Prior Programs CNL
                              INCOME FUND XI, LTD.

                                                            1991
                                                          (Note 1)         1992           1993            1994
                                                          --------     ------------   ------------    ------------
Gross revenue                                        $          0    $  1,269,086    $  3,831,648    $  3,852,107
Equity in earnings of unconsolidated
  joint ventures                                                0          33,367         121,059         119,370
Profit from sale of properties (Note 5)                         0               0               0               0
Interest income                                                 0         150,535          24,258          30,894
Less: Operating expenses                                        0         (63,390)       (206,987)       (179,717)
      Interest expense                                          0               0               0               0
      Depreciation and amortization                             0        (180,631)       (469,127)       (481,226)
      Minority interests in income of
        consolidated joint ventures                             0         (23,529)        (68,399)        (68,936)
                                                     ------------    ------------    ------------    ------------
Net income - GAAP basis                                         0       1,185,438       3,232,452       3,272,492
                                                     ============    ============    ============    ============
Taxable income
  - from operations                                             0       1,295,104       2,855,026       2,947,445
                                                     ============    ============    ============    ============
  - from gain on sale                                           0               0               0               0
                                                     ============    ============    ============    ============
Cash generated from operations
  (Notes 2 and 4)                                               0       1,495,225       3,355,586       3,497,941
Cash generated from sales (Note 5)                              0               0               0               0
Cash generated from refinancing                                 0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated from operations, sales
  and refinancing                                               0       1,495,225       3,355,586       3,497,941
Less: Cash distributions to investors
  (Note 6)
    - from operating cash flow                                  0      (1,205,030)     (2,495,002)     (3,400,001)
    - from sale of properties                                   0               0               0               0
    - from cash flow from prior period                          0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions                                                 0         290,195         860,584          97,940
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                             0      40,000,000               0               0
    General partners' capital
      contributions                                         1,000               0               0               0
    Minority interests' capital
      contributions                                             0         426,367               0               0
    Organization costs                                          0         (10,000)              0               0
    Syndication costs                                           0      (3,922,875)              0               0
    Acquisition of land and buildings                           0     (26,428,556)       (276,157)              0
    Investment in direct financing
      leases                                                    0      (6,716,561)       (276,206)              0
    Increase in restricted cash                                 0               0               0               0
    Decrease in restricted cash                                 0               0               0               0
    Investment in joint ventures                                0      (1,658,925)           (772)              0
    Reimbursement of syndication and
      acquisition costs paid on behalf
      of CNL Income Fund XI, Ltd. by
      related parties                                           0      (1,011,487)           (900)              0
    Increase in other assets                                    0        (122,024)              0               0
    Distributions to holders of minority
      interests                                                 0         (17,467)        (51,562)        (57,641)
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                           1,000         828,667         254,987          40,299
                                                     ============    ============    ============    ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                             0              45              71              73
                                                     ============    ============    ============    ============
  - from recapture                                              0               0               0               0
                                                     ============    ============    ============    ============
Capital gain (loss)                                             0               0               0               0
                                                     ============    ============    ============    ============

                                      C-7

                                                                                      6 months
                                                         1995            1996           1997
                                                     ------------    ------------   ------------
Gross revenue                                        $  3,820,990    $  3,877,311   $  1,847,371
Equity in earnings of unconsolidated
  joint ventures                                          118,384         118,211        105,163
Profit from sale of properties (Note 5)                         0         213,685              0
Interest income                                            51,192          51,381         21,104
Less: Operating expenses                                 (237,126)       (247,569)      (136,290)
      Interest expense                                          0               0              0
      Depreciation and amortization                      (481,226)       (478,198)      (229,919)
      Minority interests in income of
        consolidated joint ventures                       (70,038)        (70,116)       (34,598)
                                                     ------------    ------------   ------------
Net income - GAAP basis                                 3,202,176       3,464,705      1,572,831
                                                     ============    ============   ============
Taxable income
  - from operations                                     2,985,221       2,965,514      1,447,710
                                                     ============    ============   ============
  - from gain on sale                                           0               0              0
                                                     ============    ============   ============
Cash generated from operations
  (Notes 2 and 4)                                       3,652,185       3,601,714      1,792,914
Cash generated from sales (Note 5)                              0       1,044,750              0
Cash generated from refinancing                                 0               0              0
                                                     ------------    ------------   ------------
Cash generated from operations, sales
  and refinancing                                       3,652,185       4,646,464      1,792,914
Less: Cash distributions to investors
  (Note 6)
    - from operating cash flow                         (3,500,023)     (3,540,024)    (1,790,012)
    - from sale of properties                                   0               0              0
    - from cash flow from prior period                          0               0              0
                                                     ------------    ------------   ------------
Cash generated (deficiency) after cash
  distributions                                           152,162       1,106,440          2,902
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                             0               0              0
    General partners' capital
      contributions                                             0               0              0
    Minority interests' capital
      contributions                                             0               0              0
    Organization costs                                          0               0              0
    Syndication costs                                           0               0              0
    Acquisition of land and buildings                           0               0              0
    Investment in direct financing
      leases                                                    0               0              0
    Increase in restricted cash                                 0      (1,044,750)             0
    Decrease in restricted cash                                 0               0      1,044,750
    Investment in joint ventures                                0               0     (1,044,750)
    Reimbursement of syndication and
      acquisition costs paid on behalf
      of CNL Income Fund XI, Ltd. by
      related parties                                           0               0              0
    Increase in other assets                                    0               0              0
    Distributions to holders of minority
      interests                                           (54,227)        (58,718)       (29,095)
                                                     ------------    ------------   ------------
Cash generated (deficiency) after cash
  distributions and special items                          97,935           2,972        (26,193)
                                                     ============    ============   ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                            74              73             36
                                                     ============    ============   ============
  - from recapture                                              0               0              0
                                                     ============    ============   ============
Capital gain (loss)                                             0               0              0
                                                     ============    ============   ============

                                                         1991
                                                       (Note 1)          1992            1993            1994
                                                     ------------    ------------    ------------    -----------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                      0              41              62              81
  - from capital gain                                           0               0               0               0
  - from investment income from
      prior period                                              0               0               0               4
  - from return of capital (Note 3)                             0               1               0               0
                                                     ------------    ------------    ------------    ------------
Total distributions on GAAP basis
  (Note 6)                                                      0              42              62              85
                                                     ============    ============    ============    ============
    Source (on cash basis)
    - from sales                                                0               0               0               0
    - from refinancing                                          0               0               0               0
    - from operations                                           0              42              62              85
    - from cash flow from prior
        period                                                  0               0               0               0
                                                     ------------    ------------    ------------    ------------
Total distributions on cash basis
  (Note 6)                                                      0              42              62              85
                                                     ============    ============    ============    ============
Total cash distributions as a
  percentage of original $1,000
  investment (Notes 7 and 8)                                 0.00%           6.17%           8.31%           8.56%
Total cumulative cash distributions
  per $1,000 investment from inception                          0              42             104             189
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
 (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program) (Note 5)                                        N/A             100%            100%            100%


Note 1: The registration statement relating to the offering of Units by CNL Income Fund XI, Ltd. became effective on March 12, 1992. Activities through April 22, 1992, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.

Note 3: Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. This amount is not required to be presented as a return of capital except for purposes of this table, and CNL Income Fund XI, Ltd. has not treated this amount as a return of capital for any other purpose.

Note 4: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XI, Ltd.

Note 5: In November 1996, CNL Income Fund XI, Ltd. sold one if its properties and received net sales proceeds of $1,044,750, resulting in a gain of $213,685 for financial reporting purposes. In January 1997, the partnership reinvested the net sales proceeds in an additional property as tenants-in-common with an affiliate of the general partners.

Note 6: As a result of the partnership's change in investor services agents in 1993, distributions are now declared at the end of each quarter and paid in the following quarter. Since this table generally presents distributions on a cash basis (rather than amounts declared), distributions on a cash basis for 1993 only reflect payments for three quarters. Distributions declared for the quarters ended December 31, 1993, 1994, 1995 and 1996, are reflected in the 1994, 1995, 1996 and
         1997 columns, respectively, for distributions on a cash basis due to the payment of such distributions in January 1994, 1995, 1996 and 1997, respectively. As a result of 1994, 1995, 1996 and 1997 distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994, 1995 and 1996, and June 30, 1997 are not included in the 1994, 1995, 1996 and 1997 totals, respectively.

Note 7: On December 31, 1995 and 1996, CNL Income Fund XI, Ltd. declared a special distribution of cumulative excess operating reserves equal to .10% for each year of the total invested capital. Accordingly, the total yield for each of 1995 and 1996 was 8.85%.

Note 8: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 6 above)

Note 9: Certain data for columns representing less than 12 months have been annualized.

                                                                                       6 months
                                                          1995            1996           1997
                                                      ------------    ------------   ------------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                     79              81             39
  - from capital gain                                           0               5              0
  - from investment income from
      prior period                                              9               3              2
  - from return of capital (Note 3)                             0               0              4
                                                     ------------    ------------   ------------
Total distributions on GAAP basis
  (Note 6)                                                     88              89             45
                                                     ============    ============   ============
    Source (on cash basis)
    - from sales                                                0               0              0
    - from refinancing                                          0               0              0
    - from operations                                          88              89             45
    - from cash flow from prior
        period                                                  0               0              0
                                                     ------------    ------------   ------------
Total distributions on cash basis
  (Note 6)                                                     88              89             45
                                                     ============    ============   ============
Total cash distributions as a
  percentage of original $1,000
  investment (Notes 7 and 8)                                 8.85%           8.85%          8.75%
Total cumulative cash distributions
  per $1,000 investment from inception                        277             366            411
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
 (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program) (Note 5)                                        100%             97%           100%

                                   TABLE III
                    Operating Results of Prior Programs CNL
                             INCOME FUND XII, LTD.

                                                          1991
                                                        (Note 1)         1992            1993            1994
                                                      ------------   ------------    ------------    ------------
Gross revenue                                        $          0    $     25,133    $  3,374,640    $  4,397,881
Equity in earnings of joint ventures                            0              46          49,604          85,252
Profit (Loss) from sale of properties
  (Note 7)                                                      0               0               0               0
Interest income                                                 0          45,228         190,082          65,447
Less: Operating expenses                                        0          (7,211)       (193,804)       (192,951)
      Interest expense                                          0               0               0               0
      Depreciation and amortization                             0          (3,997)       (286,293)       (327,795)
                                                     ------------    ------------    ------------    ------------
Net income - GAAP basis                                         0          59,199       3,134,229       4,027,834
                                                     ============    ============    ============    ============
Taxable income
  - from operations                                             0          58,543       2,749,072       3,301,005
                                                     ============    ============    ============    ============
  - from gain (loss) on sale                                    0               0               0               0
                                                     ============    ============    ============    ============
Cash generated from operations
  (Notes 2 and 5)                                               0          61,370       3,246,760       3,848,962
Cash generated from sales (Note 7)                              0               0               0               0
Cash generated from refinancing                                 0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated from operations, sales
  and refinancing                                               0          61,370       3,246,760       3,848,962
Less: Cash distributions to investors
  (Note 6)
    - from operating cash flow                                  0         (61,370)     (1,972,769)     (3,768,754)
    - from sale of properties                                   0               0               0               0
    - from return of capital (Note 4)                           0         (60,867)              0               0
    - from cash flow from prior period                          0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions                                                 0         (60,867)      1,273,991          80,208
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                             0      21,543,270      23,456,730               0
    General partners' capital
      contributions                                         1,000               0               0               0
    Organization costs                                          0         (10,000)              0               0
    Syndication costs                                           0      (2,066,937)     (2,277,637)              0
    Acquisition of land and buildings                           0      (7,536,009)    (15,472,737)           (230)
    Investment in direct financing
      leases                                                    0      (2,503,050)    (11,875,100)           (591)
    Loan to tenant of joint venture,
      net of repayments                                         0               0        (207,189)          6,400
    Investment in joint ventures                                0        (372,045)       (468,771)         (4,400)
    Increase in restricted cash                                 0               0               0               0
    Payment of lease costs                                      0               0               0               0
    Reimbursement of syndication and
      acquisition costs paid on behalf
      of CNL Income Fund XII, Ltd. by
      related parties                                           0        (704,923)       (432,749)              0
    Increase in other assets                                    0        (654,497)              0               0
    Other                                                       0               0               0             973
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                           1,000       7,634,942      (6,003,462)         82,360
                                                     ============    ============    ============    ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                             0               5              64              73
                                                     ============    ============    ============    ============
  - from recapture                                              0               0               0               0
                                                     ============    ============    ============    ============
Capital gain (loss)                                             0               0               0               0
                                                     ============    ============    ============    ============

                                                                                      6 months
                                                         1995            1996           1997
                                                     ------------    ------------   ------------
Gross revenue                                      $  4,404,792    $  4,264,273   $  2,058,864
Equity in earnings of joint ventures                     81,582         200,499        141,356
Profit (Loss) from sale of properties
  (Note 7)                                                    0         (15,355)             0
Interest income                                          84,197          88,286         37,968
Less: Operating expenses                               (228,404)       (279,341)      (132,808)
      Interest expense                                        0               0              0
      Depreciation and amortization                    (327,795)       (315,319)      (159,551)
                                                   ------------    ------------   ------------
Net income - GAAP basis                               4,014,372       3,943,043      1,945,829
                                                   ============    ============   ============
Taxable income
  - from operations                                   3,262,046       3,275,495      1,617,525
                                                   ============    ============   ============
  - from gain (loss) on sale                                  0         (41,506)             0
                                                   ============    ============   ============
Cash generated from operations
  (Notes 2 and 5)                                     3,819,362       3,951,689      1,931,238
Cash generated from sales (Note 7)                            0       1,640,000              0
Cash generated from refinancing                               0               0              0
                                                   ------------    ------------   ------------
Cash generated from operations, sales
  and refinancing                                     3,819,362       5,591,689      1,931,238
Less: Cash distributions to investors
  (Note 6)
    - from operating cash flow                       (3,819,362)     (3,870,008)    (1,912,504)
    - from sale of properties                                 0               0              0
    - from return of capital (Note 4)                         0               0              0
    - from cash flow from prior period                   (5,645)              0              0
                                                   ------------    ------------   ------------
Cash generated (deficiency) after cash
  distributions                                          (5,645)      1,721,681         18,734
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                           0               0              0
    General partners' capital
      contributions                                           0               0              0
    Organization costs                                        0               0              0
    Syndication costs                                         0               0              0
    Acquisition of land and buildings                         0               0        (55,000)
    Investment in direct financing
      leases                                                  0               0              0
    Loan to tenant of joint venture,
      net of repayments                                   7,008           7,741          4,171
    Investment in joint ventures                              0      (1,645,024)             0
    Increase in restricted cash                               0               0              0
    Payment of lease costs                                    0               0        (24,052)
    Reimbursement of syndication and
      acquisition costs paid on behalf
      of CNL Income Fund XII, Ltd. by
      related parties                                         0               0              0
    Increase in other assets                                  0               0              0
    Other                                                     0               0              0
                                                   ------------    ------------   ------------
Cash generated (deficiency) after cash
  distributions and special items                         1,363          84,398        (56,147)
                                                   ============    ============   ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                          72              72             36
                                                   ============    ============   ============
  - from recapture                                            0               0              0
                                                   ============    ============   ============
Capital gain (loss)                                           0              (1)             0
                                                   ============    ============   ============

                                                 1991                                                                  6 months
                                               (Note 1)       1992        1993        1994        1995        1996       1997
                                              -----------   ---------   ---------   ---------   ---------   ---------  --------
Cash distributions to investors
  Source (on GAAP basis)

  - from investment income                              0           5          46          84          85          86         43
  - from capital gain                                   0           0           0           0           0           0          0
  - from investment income from
      prior period                                      0           0           0           0           0           0          0
  - from return of capital (Note 3)                     0           7           0           0           0           0          0
                                              -----------   ---------   ---------   ---------   ---------   ---------  ---------
Total distributions on GAAP basis
  (Note 6)                                              0          12          46          84          85          86         43
                                              ===========   =========   =========   =========   =========   =========  =========
    Source (on cash basis)
    - from sales                                        0           0           0           0           0           0          0
    - from refinancing                                  0           0           0           0           0           0          0
    - from operations                                   0           6          46          84          85          86         43
    - from return of capital (Note 4)                   0           6           0           0           0           0          0
    - from cash flow from prior period                  0           0           0           0           0           0          0
                                              -----------   ---------   ---------   ---------   ---------   ---------  ---------
Total distributions on cash basis
  (Note 6)                                              0          12          46          84          85          86         43
                                              ===========   =========   =========   =========   =========   =========  =========
Total cash distributions as a
  percentage of original $1,000
  investment (Notes 8 and 9)                         0.00%       5.00%       6.75%       8.50%       8.60%       8.50%      8.50%
Total cumulative cash distributions
  per $1,000 investment from inception                  0          12          58         142         227         313        356
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program) (Note 7)                                N/A         100%        100%        100%        100%        100%       100%


Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, CNL Income Fund XII, Ltd. ("CNL XII") and CNL Income Fund XI, Ltd. each registered for sale $40,000,000 units of limited partnership interests ("Units"). The offering of Units of CNL Income Fund XI, Ltd. commenced March 12, 1992. Pursuant to the registration statement, CNL XII could not commence until the offering of Units of CNL Income Fund XI, Ltd. was terminated. CNL Income Fund XI, Ltd. terminated its offering of Units on September 28, 1992, at which time the maximum offering proceeds of $40,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund XI, Ltd., CNL XII commenced its offering of Units. Activities through October 8, 1992, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.

Note 3: Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. This amount is not required to be presented as a return of capital except for purposes of this table, and CNL Income Fund XII, Ltd. has not treated this amount as a return of capital for any other purpose.

Note 4: CNL Income Fund XII, Ltd. makes its distributions in the current period rather than in arrears based on estimated operating results. In cases where distributions exceed cash from operations in the current period, once finally determined, subsequent distributions are lowered accordingly in order to avoid any return of capital. This amount is not required to be presented as a return of capital except for purposes of this table, and CNL Income Fund XII, Ltd. has not treated this amount as a return of capital for any other purpose.

Note 5: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XII, Ltd.

Note 6: As a result of the partnership's change in investor services agents in 1993, distributions are now declared at the end of each quarter and paid in the following quarter. Since this table generally presents distributions on a cash basis (rather than amounts declared), distributions on a cash basis for 1993 only reflect payments for three quarters. Distributions declared for the quarters ended December 31, 1993, 1994, 1995 and 1996, are reflected in the 1994, 1995, 1996 and
         1997 columns, respectively, for distributions on a cash basis due to the payment of such distributions in January 1994, 1995, 1996 and 1997, respectively. As a result of 1994, 1995, 1996 and 1997 distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994, 1995 and 1996, and June 30, 1997 are not included in the 1994, 1995, 1996 and 1997 totals, respectively.

Note 7: In April 1996, CNL Income Fund XII, Ltd. sold one of its properties to an unrelated third party for $1,640,000. As a result of this transaction, CNL Income Fund XII, Ltd. recognized a loss of $15,355 for financial reporting purposes primarily due to acquisition fees and miscellaneous acquisition expenses CNL Income Fund XII, Ltd. had allocated to this property. In May 1996, CNL Income Fund XII, Ltd. reinvested the proceeds from this sale, along with additional funds, for a total of $1,645,024 in Middleburg Joint Venture.

Note 8: On December 31, 1995, CNL Income Fund XII, Ltd. declared a special distribution of cumulative excess operating reserves equal to .10% of the total invested capital. Accordingly, the total yield for 1995 was 8.60%.

Note 9: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 6 above)

Note 10: Certain data for columns representing less than 12 months have been annualized.

                               TABLE III
                Operating Results of Prior Programs CNL
                         INCOME FUND XIII, LTD.

                                               1992                                                                     6 months
                                             (Note 1)         1993            1994           1995          1996           1997
                                            ----------    ------------   ------------   ------------   ------------   ------------
Gross revenue                               $        0    $    966,564   $  3,558,447   $  3,806,944   $  3,685,280   $  1,796,451
Equity in earnings of joint ventures                 0           1,305         43,386         98,520         60,654         70,503
Profit (Loss) from sale of properties
  (Notes 4 and 5)                                    0               0              0        (29,560)        82,855              0
Provision for loss on land and net
  investment in direct financing leases
  (Note 8)                                           0               0              0              0              0        (41,202)
Interest income                                      0         181,568         77,379         51,410         49,820         18,246
Less: Operating expenses                             0         (59,390)      (183,311)      (214,705)      (253,360)      (128,593)
      Interest expense                               0               0              0              0              0              0
      Depreciation and amortization                  0        (148,170)      (378,269)      (393,435)      (393,434)      (197,265)
                                            ----------    ------------   ------------   ------------   ------------   ------------
Net income - GAAP basis                              0         941,877      3,117,632      3,319,174      3,231,815      1,518,140
                                            ==========    ============   ============   ============   ============   ============
Taxable income
  - from operations                                  0         978,535      2,703,252      2,920,859      2,972,159      1,387,838
                                            ==========    ============   ============   ============   ============   ============
  - from gain (loss) on sale                         0               0              0              0              0              0
                                            ==========    ============   ============   ============   ============   ============
Cash generated from operations
  (Notes 2 and 3)                                    0       1,121,547      3,149,000      3,379,378      3,367,581      1,659,408
Cash generated from sales (Notes 4 and 5)            0               0              0        286,411        550,000              0
Cash generated from refinancing                      0               0              0              0              0              0
                                            ----------    ------------   ------------   ------------   ------------   ------------
Cash generated from operations, sales
  and refinancing                                    0       1,121,547      3,149,000      3,665,789      3,917,581      1,659,408
Less: Cash distributions to investors
  (Note 6)
    - from operating cash flow                       0        (528,364)    (2,800,004)    (3,350,014)    (3,367,581)    (1,659,408)
    - from sale of properties                        0               0              0              0              0              0
    - from cash flow from prior period               0               0              0              0        (32,427)       (40,596)
                                            ----------    ------------   ------------   ------------   ------------   ------------
Cash generated (deficiency) after
  cash distributions                                 0         593,183        348,996        315,775        517,573        (40,596)
Special items (not including sales
  and refinancing):
    Limited partners' capital
      contributions                                  0      40,000,000              0              0              0              0
    General partners' capital
      contributions                              1,000               0              0              0              0              0
    Syndication costs                                0      (3,932,017)          (181)             0              0              0
    Acquisition of land and buildings                0     (19,691,630)    (5,764,308)      (336,116)             0              0
    Investment in direct financing leases            0      (6,760,624)    (1,365,075)             0              0              0
    Investment in joint ventures                     0        (314,998)      (545,139)      (140,052)             0       (550,000)
    Increase in restricted cash                      0               0              0              0       (550,000)             0
    Decrease in restricted cash                      0               0              0              0              0        550,000
    Loan to tenant                                   0               0              0              0              0       (190,997)
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XIII, Ltd. by related parties                  0        (799,980)       (25,036)        (3,074)             0              0
    Increase in other assets                         0        (454,909)         9,226              0              0              0
    Other                                            0               0              0            954              0              0
                                            ----------    ------------   ------------   ------------   ------------   ------------
Cash generated (deficiency) after cash
  distributions and special items                1,000       8,639,025     (7,341,517)      (162,513)       (32,427)      (231,593)
                                            ==========    ============   ============   ============   ============   ============
TAX AND DISTRIBUTION DATA PER

  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)

  - from operations                                  0              33             67             72             74             34
                                            ==========    ============   ============   ============   ============   ============
  - from recapture                                   0               0              0              0              0              0
                                            ==========    ============   ============   ============   ============   ============
Capital gain (loss) (Notes 4 and 5)                  0               0              0              0              0              0
                                            ==========    ============   ============   ============   ============   ============

                                  C-15




TABLE III - CNL INCOME FUND XIII, LTD. (continued)


                                                       1992                                                       6 months
                                                     (Note 1)      1993        1994        1995         1996        1997
                                                     --------    --------    --------    -------      --------    --------
Cash distributions to investors
  Source (on GAAP basis)

  - from investment income                                  0          18          70          82           78          38
  - from capital gain                                       0           0           0           0            2           0
  - from investment income from prior
      period                                                0           0           0           2            5           5
                                                     --------    --------    --------    --------     --------    --------
Total distributions on GAAP basis (Note 6)                  0          18          70          84           85          43
                                                     ========    ========    ========    ========     ========    ========
  Source (on cash basis)
  - from sales                                              0           0           0           0            0           0
  - from refinancing                                        0           0           0           0            0           0
  - from operations                                         0          18          70          84           84          42
  - from cash flow from prior period                        0           0           0           0            1           1
                                                     --------    --------    --------    --------     --------    --------
Total distributions on cash basis (Note 6)                  0          18          70          84           85          43
                                                     ========    ========    ========    ========     ========    ========
Total cash distributions as a percentage
  of original $1,000 investment (Note 7)                 0.00%       5.33%       7.56%       8.44%        8.50%       8.50%
Total cumulative cash distributions per
  $1,000 investment from inception                          0          18          88         172          257         300
Amount (in percentage terms) remaining
  invested in program properties at the end
  of each year (period) presented
  (original total acquisition cost of properties
  retained, divided by original
  total acquisition cost of all properties
  in program) (Notes 4 and 5)                             N/A         100%        100%        100%          99%        100%


Note 1: The registration statement relating to the offering of Units by CNL Income Fund XIII, Ltd. became effective on March 17, 1993. Activities through April 15, 1993, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.

Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XIII, Ltd.

Note 4: During 1995, the partnership sold one of its properties to a tenant for its original purchase price, excluding acquisition fees and miscellaneous acquisition expenses. The net sales proceeds were used to acquire an additional property. As a result of this transaction, the partnership recognized a loss for financial reporting purposes of $29,560 primarily due to acquisition fees and miscellaneous acquisition expenses the partnership had allocated to the property and due to the accrued rental income relating to future scheduled rent increases that the partnership had recorded and reversed at the time of sale.

Note 5: In November 1996, CNL Income Fund XIII, Ltd. sold one of its properties and received net sales proceeds of $550,000, resulting in a gain of $82,855 for financial reporting purposes. In January 1997, the partnership reinvested the net sales proceeds in an additional property as tenants-in-common with an affiliate of the general partners.

Note 6: As a result of the partnership's change in investor services agents in 1993, distributions are now declared at the end of each quarter and paid in the following quarter. Since this table generally presents distributions on a cash basis (rather than amounts declared), distributions on a cash basis for 1993 only reflect payments for three quarters. Distributions declared for the quarters ended December 31, 1993, 1994, 1995 and 1996, are reflected in the 1994, 1995, 1996 and 1997 columns, respectively, for distributions on a cash basis due to the payment of such distributions in January 1994, 1995, 1996 and 1997, respectively. As a result of 1994, 1995, 1996 and 1997 distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994, 1995 and 1996, and June 30, 1997, are not included in the 1994, 1995, 1996 and 1997 totals, respectively.

Note 7: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 6 above)

Note 8: During the six months ended June 30, 1997, the partnership recorded an allowance for loss on land and net investment in the direct financing lease of $41,202, for financial reporting purposes, relating to one of its properties. The loss represents the difference between the property's land carrying value and the carrying value of the net investment in the direct financing lease, as compared to the estimated net realizable value, based on the anticipated sales price of this property from a third party.

Note 9: Certain data for columns representing less than 12 months have been annualized.

                               TABLE III
                Operating Results of Prior Programs CNL
                         INCOME FUND XIV, LTD.

                                               1992                                                               6 months
                                             (Note 1)       1993          1994          1995          1996          1997
                                             ---------  ------------  ------------  ------------  ------------  ------------
Gross revenue                                $      0   $    256,234  $  3,135,716  $  4,017,266  $  3,999,813  $  1,964,870
Equity in earnings of joint ventures                0          1,305        35,480       338,717       459,137       152,823
Profit (Loss) from sale of properties
  (Note 4)                                          0              0             0       (66,518)            0             0
Interest income                                     0         27,874       200,499        50,724        44,089        23,015
Less: Operating expenses                            0        (14,049)     (181,980)     (248,840)     (246,621)     (148,962)
      Interest expense                              0              0             0             0             0             0
      Depreciation and amortization                 0        (28,918)     (257,640)     (340,112)     (340,089)     (170,055)
                                             --------   ------------  ------------  ------------  ------------   -----------
Net income - GAAP basis                             0        242,446     2,932,075     3,751,237     3,916,329     1,821,691
                                             ========   ============  ============  ============  ============   ===========
Taxable income
  - from operations                                 0        278,845     2,482,240     3,162,165     3,236,329     1,594,605
                                             ========   ============  ============  ============  ============   ===========
  - from gain on sale                               0              0             0             0             0        47,256
                                             ========   ============  ============  ============  ============   ===========
Cash generated from operations
  (Notes 2 and 3)                                   0        321,737     2,812,631     3,709,844     3,706,296     1,807,883
Cash generated from sales (Note 4)                  0              0             0       696,012             0             0
Cash generated from refinancing                     0              0             0             0             0             0
                                             --------   ------------  ------------  ------------  ------------   -----------
Cash generated from operations, sales
  and refinancing                                   0        321,737     2,812,631     4,405,856     3,706,296     1,807,883
Less: Cash distributions to investors
  (Note 5)
    - from operating cash flow                      0         (9,050)   (2,229,952)   (3,543,751)   (3,706,296)   (1,807,883)
    - from sale of properties                       0              0             0             0             0             0
    - from cash flow from prior period              0              0             0             0        (6,226)      (48,377)
                                                 --------   ------------  ------------  ------------
Cash generated (deficiency) after cash
  distributions                                     0        312,687       582,679       862,105         (6,226)      (48,377)
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                 0     28,785,100    16,214,900             0              0             0
    General partners' capital
      contributions                             1,000              0             0             0              0             0
    Syndication costs                               0     (2,771,892)   (1,618,477)            0              0             0
    Acquisition of land and buildings               0    (13,758,004)  (11,859,237)     (964,073)             0             0
    Investment in direct financing leases           0     (4,187,268)   (5,561,748)      (75,352)             0             0
    Investment in joint ventures                    0       (315,209)   (1,561,988)   (1,087,218)        (7,500)            0
    Return of capital from joint venture            0              0             0             0              0        51,950
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XIV, Ltd. by related parties                  0       (706,215)     (376,738)         (577)             0             0
    Increase in other assets                        0       (444,267)            0             0              0             0
    Other                                           0              0             0         5,530              0             0
                                             --------   ------------  ------------  ------------   ------------  ------------
Cash generated (deficiency) after cash
  distributions and special items               1,000      6,914,932    (4,180,609)   (1,259,585)       (13,726)        3,573
                                             ========   ============  ============  ============   ============  ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)

  - from operations                                 0             16            56            70             71            35
                                             ========   ============  ============  ============   ============  ============
  - from recapture                                  0              0             0             0              0             0
                                             ========   ============  ============  ============   ============  ============
Capital gain (loss) (Note 4)                        0              0             0             0              0             1
                                             ========   ============  ============  ============   ============  ============

                                                   1992                                                                6 months
                                                 (Note 1)        1993          1994          1995          1996          1997
                                                -----------   -----------   -----------   -----------   -----------   -----------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                0             1            51            79            83            40
  - from capital gain                                     0             0             0             0             0             0
  - from return of capital                                0             0             0             0             0             0
  - from investment income from prior
      period                                              0             0             0             0             0             1
                                                -----------   -----------   -----------   -----------   -----------   -----------
Total distributions on GAAP basis (Note 5)                0             1            51            79            83            41
                                                ===========   ===========   ===========   ===========   ===========   ===========
  Source (on cash basis)
  - from sales                                            0             0             0             0             0             0
  - from refinancing                                      0             0             0             0             0             0
  - from operations                                       0             1            51            79            83            40
  - from cash flow from prior period                      0             0             0             0             0             1
                                                -----------   -----------   -----------   -----------   -----------   -----------
Total distributions on cash basis (Note 5)                0             1            51            79            83            41
                                                ===========   ===========   ===========   ===========   ===========   ===========
Total cash distributions as a percentage
  of original $1,000 investment (Note 6)               0.00%         4.50%         6.50%         8.06%         8.25%         8.25%
Total cumulative cash distributions
  per $1,000 investment from inception                    0             1            52           131           214           255
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
   properties retained, divided by original
  total acquisition cost of all properties
  in program)                                           N/A           100%          100%          100%         100%          100%


Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, CNL Income Fund XIV, Ltd. ("CNL XIV") and CNL Income Fund XIII, Ltd. each registered for sale $40,000,000 units of limited partnership interests ("Units"). The offering of Units of CNL Income Fund XIII, Ltd. commenced March 17, 1993. Pursuant to the registration statement, CNL XIV could not commence until the offering of Units of CNL Income Fund XIII, Ltd. was terminated. CNL Income Fund XIII, Ltd. terminated its offering of Units on August 26, 1993, at which time the maximum offering proceeds of $40,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund XIII, Ltd., CNL XIV commenced its offering of Units. Activities through September 13, 1993, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.

Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XIV, Ltd.

Note 4: During 1995, the partnership sold two of its properties to a tenant for its original purchase price, excluding acquisition fees and miscellaneous acquisition expenses. The net sales proceeds were used to acquire two additional properties. As a result of these transactions, the partnership recognized a loss for financial reporting purposes of $66,518 primarily due to acquisition fees and miscellaneous acquisition expenses the partnership had allocated to the property and due to the accrued rental income relating to future scheduled rent increases that the partnership had recorded and reversed at the time of sale.

Note 5: As a result of the partnership's change in investor services agents in 1993, distributions are now declared at the end of each quarter and paid in the following quarter. Since this table generally presents distributions on a cash basis (rather than amounts declared), distributions on a cash basis for 1993 only reflect payments for three quarters. Distributions declared for the quarters ended December 31, 1993, 1994, 1995 and 1996, are reflected in the 1994, 1995, 1996 and 1997 columns, respectively, for distributions on a cash basis due to the payment of such distributions in January 1994, 1995, 1996 and 1997, respectively. As a result of 1994, 1995, 1996 and 1997 distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994, 1995 and 1996, and June 30, 1997 are not included in the 1994, 1995, 1996 and 1997 totals, respectively.

Note 6: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 5 above)

Note 7: Certain data for columns representing less than 12 months have been annualized.

                               TABLE III
                Operating Results of Prior Programs CNL
                          INCOME FUND XV, LTD.

                                                         1993                                                           6 months
                                                       (Note 1)          1994            1995            1996             1997
                                                     ------------    ------------    ------------    ------------     ------------
Gross revenue                                        $          0    $  1,143,586    $  3,546,320    $  3,632,699     $  1,799,379
Equity in earnings of joint ventures                            0           8,372         280,606         392,862          117,311
Profit (Loss) from sale of properties
  (Note 4)                                                      0               0         (71,023)              0                0
Interest income                                                 0         167,734          88,059          43,049           24,263
Less: Operating expenses                                        0         (62,926)       (228,319)       (235,319)        (123,377)
      Interest expense                                          0               0               0               0                0
      Depreciation and amortization                             0         (70,848)       (243,175)       (248,232)        (124,149)
                                                     ------------    ------------    ------------    ------------     ------------
Net income - GAAP basis                                         0       1,185,918       3,372,468       3,585,059        1,693,427
                                                     ============    ============    ============    ============     ============
Taxable income
  - from operations                                             0       1,026,715       2,861,912       2,954,318        1,430,120
                                                     ============    ============    ============    ============     ============
  - from gain on sale                                           0               0               0               0           47,256
                                                     ============    ============    ============    ============     ============
Cash generated from operations
  (Notes 2 and 3)                                               0       1,116,834       3,239,370       3,434,682        1,673,623
Cash generated from sales (Note 4)                              0               0         811,706               0                0
Cash generated from refinancing                                 0               0               0               0                0
                                                     ------------    ------------    ------------    ------------     ------------
Cash generated from operations, sales
  and refinancing                                               0       1,116,834       4,051,076       3,434,682        1,673,623
Less: Cash distributions to investors
  (Note 5)

    - from operating cash flow                                  0        (635,944)     (2,650,003)     (3,200,000)      (1,673,623)
    - from sale of properties                                   0               0               0               0                0
    - from cash flow from prior period                                                                                      (6,377)
Cash generated (deficiency) after cash              -------------    ------------      -----------   ------------     --------------
 distributions                                                  0         480,890       1,401,073         234,682           (6,377)
Special items (not including sales and
  refinancing):
    Limited partners' capital contra-
      bunions                                                   0      40,000,000               0               0                0
    General partners' capital contra-
      bunions                                               1,000               0               0               0                0
    Syndication costs                                           0      (3,892,003)              0               0                0
    Acquisition of land and buildings                           0     (22,152,379)     (1,625,601)              0                0
    Investment in direct financing
      leases                                                    0      (6,792,806)     (2,412,973)              0                0
    Investment in joint venture                                 0      (1,564,762)       (720,552)       (129,939)               0
    Return of capital from joint venture                        0               0               0               0           51,950
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XV, Ltd. by related parties                               0      (1,098,197)        (23,507)              0                0
    Increase in other assets                                    0        (187,757)              0               0                0
    Other                                                     (38)         (6,118)         25,150               0                0
                                                     ------------    ------------    ------------    ------------     ------------
Cash generated (deficiency) after cash
  distributions and special items                             962       4,786,868      (3,356,410)        104,743           45,573
                                                     ============    ============    ============    ============     ============
TAX AND DISTRIBUTION DATA PER $1,000
  INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                             0              33              71              73               35
                                                     ============    ============    ============    ============     ============
  - from recapture                                              0               0               0               0                0
                                                     ============    ============    ============    ============     ============
Capital gain (loss) (Note 4)                                    0               0               0               0                1
                                                     ============    ============    ============    ============     ============

                                                         1993                                                      6 months
                                                       (Note 1)          1994            1995            1996        1997
                                                     ------------  --------------    ------------    --------       -------
Cash distributions to investors
  Source (on GAAP basis)

  - from investment income                                      0              21              66              80      42
  - from capital gain                                           0               0               0               0       0
Total distributions on GAAP basis (Note 5)                      0              21              66              80      42
                                                     ============    ============    ============    ============   =======
  Source (on cash basis)
  - from sales                                                  0               0               0               0       0
  - from refinancing                                            0               0               0               0       0
  - from operations                                             0              21              66              80      42
                                                     ------------    ------------    ------------    ------------   =======

Total distributions on cash basis (Note 5)                      0              21              66              80      42
                                                     ============    ============    ============    ============   =======


Total cash distributions as a percentage
  of orginal $1,000 investment (Notes 6
  and 7).                                                       0           5.00%           7.25%           8.20%    8.00%
Total cumulative cash distributions per
  $1,000 investment from inception                              0             21              87             167      209
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program)                                                 N/A            100%            100%            100%    100%


Note 1: The registration statement relating to this offering of Units of CNL Income Fund XV, Ltd. became effective February 23, 1994. Activities through March 23, 1994, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint venture, less cash paid for expenses, plus interest received.

Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XV, Ltd.

Note 4: During 1995, the partnership sold three of its properties to a tenant for its original purchase price, excluding acquisition fees and miscellaneous acquisition expenses. The majority of the net sales proceeds were used to acquire additional properties. As a result of these transactions, the partnership recognized a loss for financial reporting purposes of $71,023 primarily due to acquisition fees and miscellaneous acquisition expenses the partnership had allocated to the three properties and due to the accrued rental income relating to future scheduled rent increases that the partnership had recorded and reversed at the time of sale.

Note 5: Distributions declared for the quarters ended December 31, 1994,
         1995 and 1996 are reflected in the 1995, 1996 and 1997 columns, respectively, due to the payment of such distributions in January 1995, 1996 and 1997, respectively. As a result of distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994, 1995 and 1996, and June 30, 1997 are not included in the 1994, 1995, 1996 and 1997 totals, respectively.

Note 6: On December 31, 1996, CNL Income Fund XV, Ltd. declared a special distribution of cumulative excess operating reserves equal to .20% of the total invested capital. Accordingly, the total yield for 1996 was 8.20%

Note 7: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 5 above)

Note 8: Certain data for columns representing less than 12 months have been annualized.

                                   TABLE III

                    Operating Results of Prior Programs CNL
                             INCOME FUND XVI, LTD.

                                                         1993                                                        6 months

                                                       (Note 1)          1994            1995            1996          1997
                                                     ------------    ------------    ------------    --------     -------------
Gross revenue                                        $          0    $    186,257    $  2,702,504    $  4,343,390    $ 2,145,424
Equity in earnings from joint venture                           0               0               0          19,668         36,620
Profit from sale of properties (Notes 4
  and 5)                                                        0               0               0         124,305         41,148
Interest income                                                 0          21,478         321,137          75,160         34,155
Less: Operating expenses                                        0         (10,700)       (274,595)       (261,878)      (134,647)
      Interest expense                                          0               0               0               0              0
      Depreciation and amortization                             0          (9,458)       (318,205)       (552,447)      (282,050)
                                                     ------------    ------------    ------------    ------------   -------------
Net income - GAAP basis                                         0         187,577       2,430,841       3,748,198       1,840,650
                                                     ============    ============    ============    ============   =============
Taxable income
  - from operations                                             0         189,864       2,139,382       3,239,830       1,598,010
                                                     ============    ============    ============    ============   =============
  - from gain on sale (Notes 4 and 5)                           0               0               0               0          41,148
                                                     ============    ============    ============    ============   =============
Cash generated from operations
  (Notes 2 and 3)                                               0         205,148       2,481,395       3,753,726       1,888,155
Cash generated from sales (Notes 4 and 5)                       0               0               0         775,000         610,384
Cash generated from refinancing                                 0               0               0               0               0
                                                     ------------    ------------    ------------    ------------    ------------
Cash generated from operations, sales
  and refinancing                                               0         205,148       2,481,395       4,528,726      (2,498,539)
Less: Cash distributions to investors
  (Note 4)
    - from operating cash flow                                  0          (2,845)     (1,798,921)     (3,431,251)      1,800,000
    - from sale of properties                                   0               0               0               0               0
                                                     ------------    ------------    ------------    ------------      ----------
Cash generated (deficiency) after cash
  distributions                                                 0         202,303         682,474       1,097,475         698,539
Special items (not including sales and
  refinancing):
    Limited partners' capital contri-
      butions                                                   0      20,174,172      24,825,828               0               0
    General partners' capital contri-
      butions                                               1,000               0               0               0               0
    Syndication costs                                           0      (1,929,465)     (2,452,743)              0               0
    Acquisition of land and buildings                           0     (13,170,132)    (16,012,458)     (2,355,627)        (29,257)
      Investment in direct financing                                                                                            0
      leases                                                    0        (975,853)     (5,595,236)       (405,937)
    Investment in joint venture                                 0               0               0        (775,000)              0
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XVI, Ltd. by related parties                              0        (854,154)       (405,569)         (2,494)              0
    Collection of overpayment of acqui-
      sition and syndication costs paid
      by related parties on behalf of the
      partnership                                               0               0               0               0               0
    Increase in other assets                                    0        (443,625)        (58,720)              0               0
    Other                                                     (36)        (20,714)         20,714               0               0
                                                     ------------    ------------    ------------    ------------        --------
Cash generated (deficiency) after cash
  distributions and special items                             964       2,982,532       1,004,290      (2,441,583)        669,282
                                                     ============    ============    ============    ============        =========
TAX AND DISTRIBUTION DATA PER $1,000
  INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                             0              17              53              71              35
                                                     ============    ============    ============    ============        ========
  - from recapture                                              0               0               0               0               0
                                                     ============    ============    ============    ============        ========
Capital gain (loss) (Notes 4 and 5)                             0               0               0               0               1
                                                     ============    ============    ============    ============        ========

                                      C-27





TABLE III - CNL INCOME FUND XVI, LTD. (continued)

                                                         1993                                                              6 months
                                                       (Note 1)          1994            1995          1996                  1997
                                                     ------------    ------------    ------------    --------             ---------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                      0               1              45              76              39
  - from capital gain                                           0               0               0               0               1
  - from investment income from
      prior period                                              0               0               0               0               0
                                                     ------------    ------------    ------------    ------------          ------
Total distributions on GAAP basis (Note 6)                      0               1              45              76              40
                                                     ============    ============    ============    ============          ======
  Source (on cash basis)
  - from sales                                                  0               0               0               0               0
  - from refinancing                                            0               0               0               0               0
  - from operations                                             0               1              45              76              40
                                                     ------------    ------------    ------------    ------------          ------
Total distributions on cash basis (Note 6)                      0               1              45              76              40
                                                     ============    ============    ============    ============          ======
Total cash distributions as a percentage
  of original $1,000 investment (Note 7)                     0.00%           4.50%           6.00%           7.88%           8.00%
Total cumulative cash distributions per
  $1,000 investment from inception                              0               1              46             122             162
Amount (in percentage terms) remaining
  invested in program properties at the end
  of each year (period) presented (original
  total acquisition cost of properties retained,
  divided by original total acquisition cost of
  all properties in program) (Notes 4 and 5)                   N/A            100%            100%            100%             99%


Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, CNL Income Fund XVI, Ltd. ("CNL XVI") and CNL Income Fund XV, Ltd. each registered for sale $40,000,000 units of limited partnership interests ("Units"). The offering of Units of CNL Income Fund XV, Ltd. commenced February 23, 1994. Pursuant to the registration statement, CNL XVI could not commence until the offering of Units of CNL Income Fund XV, Ltd. was terminated. CNL Income Fund XV, Ltd. terminated its offering of Units on September 1, 1994, at which time the maximum offering proceeds of $40,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund XV, Ltd., CNL XVI commenced its offering of Units. Activities through September 22, 1994, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, less cash paid for expenses, plus interest received.

Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XVI, Ltd.

Note 4: In April 1996, CNL Income Fund XVI, Ltd. sold one of its properties and received net sales proceeds of $775,000, resulting in a gain of $124,305 for financial reporting purposes. In October 1996, the partnership reinvested the net sales proceeds in an additional property as tenants-in-common with an affiliate of the general partners.

Note 5: In March 1997, CNL Income Fund XVI, Ltd. sold one of its properties and received net sales proceeds of $610,384, resulting in a gain of $41,148 for financial reporting purposes.

Note 6:  Distributions declared for the quarters ended December 31, 1994,
         1995 and 1996 are reflected in the 1995, 1996 and 1997 columns, respectively, due to the payment of such distributions in January 1995, 1996 and 1997, respectively. As a result of distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994, 1995 and 1996, and June 30, 1997 are not included in the 1994, 1995, 1996 and 1997 totals, respectively.

Note 7: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 6 above)

Note 8: Certain data for columns representing less than 12 months have been annualized.

                          TABLE III Operating Results
                         of Prior Programs CNL AMERICAN
                             PROPERTIES FUND, INC.

                                                                                                       6 months
                                                         1994            1995            1996            1997
                                                       (Note 1)        (Note 2)        (Note 2)        (Note 2)
                                                     ------------    ------------    ------------    ----------
Gross revenue                                        $          0    $    539,776    $  4,363,456    $  4,972,237
Equity in earnings of joint venture                             0               0               0               0
Interest income                                                 0         119,355       1,843,228       1,742,997
Less: Operating expenses                                        0        (186,145)       (908,924)       (893,009)
      Interest expense                                          0               0               0               0
      Depreciation and amortization                             0        (104,131)       (521,871)       (579,404)
      Minority interest in income of
        consolidated joint venture                              0             (76)        (29,927)        (15,726)
                                                     ------------    ------------    ------------    ------------
Net income - GAAP basis                                         0         368,779       4,745,962       5,227,095
                                                     ============    ============    ============    ============
Taxable income
  - from operations (Note 7)                                    0         379,935       4,894,262       6,696,419
                                                     ============    ============    ============    ============
  - from gain on sale                                           0               0               0               0
                                                     ============    ============    ============    ============
Cash generated from operations
  (Notes 3 and 4)                                               0         498,459       5,482,540       6,314,003
Cash generated from sales (Note 6)                              0               0               0       5,254,083
Cash generated from refinancing                                 0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated from operations, sales
  and refinancing                                               0         498,459       5,482,540      11,568,086
Less: Cash distributions to investors
    - from operating cash flow                                  0        (498,459)     (5,439,404)     (6,282,470)
    - from sale of properties                                   0               0               0               0
    - from other                                                0        (136,827)              0               0
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions                                                 0        (136,827)         43,136       5,285,616
Special items (not including sales and
  refinancing):
    Subscriptions received from
      stockholders                                              0      38,454,158     100,792,991      84,646,030
    Sale of common stock to CNL Fund
      Advisors, Inc.                                      200,000               0               0               0
    Contributions from minority interest                        0         200,000          97,419               0
    Distributions to holder of minority
      interest                                                  0               0         (39,121)        (17,035)
    Stock issuance costs                                      (19)     (3,680,704)     (8,486,188)     (8,145,622)
    Acquisition of land and buildings                           0     (18,835,969)    (36,104,148)    (75,111,847)
    Investment in direct financing
      leases                                                    0      (1,364,960)    (13,372,621)    (14,391,675)
    Proceeds from sale of equipment direct
      financing leases                                          0               0               0         962,274
    Investment in mortgage notes
      receivable                                                0               0     (13,547,264)     (4,401,982)
    Collections on mortgage notes
      receivable                                                0               0         133,850         117,192
    Proceeds of borrowing on line of
      credit                                                    0               0       3,666,896       2,888,163
    Payment on line of credit                                   0               0        (145,080)     (1,653,321)
    Payment of loan costs                                       0               0         (54,533)         (6,101)
    Reimbursement of organization, acquisition,
      and deferred offering and stock issuance
      costs paid on behalf of CNL American Properties

      Fund, Inc. by related parties                      (199,036)     (2,500,056)       (939,798)     (1,524,434)
    Increase in other assets                                    0        (628,142)     (1,103,896)              0
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                             945      11,507,500      30,941,643     (11,352,742)
                                                     ============    ============    ============    ============
TAX AND DISTRIBUTION DATA PER $1,000
  INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations (Note 7)                                    0              20              61              38
                                                     ============    ============    ============    ============
  - from recapture                                              0               0               0               0
                                                     ============    ============    ============    ============
Capital gain (loss)                                             0               0               0               0
                                                     ============    ============    ============    ============

                                      C-31

                                                                                                       6 months
                                                         1994            1995            1996            1997
                                                       (Note 1)        (Note 2)        (Note 2)        (Note 2)
                                                     ------------    ------------    ------------    ----------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                      0              19              59              29
  - from capital gain                                           0               0               0               0
  - from investment income from
      prior period                                              0               0               0               0
  - from return of capital                                      0              14               8               6
                                                     ------------    ------------    ------------    ------------
Total distributions on GAAP basis                               0              33              67              35
                                                     ============    ============    ============    ============
  Source (on cash basis)
  - from sales                                                  0               0               0               0
  - from refinancing                                            0               0               0               0
  - from operations                                             0              26              67              35
  - from return of capital                                      0               7               0               0
                                                     ------------    ------------    ------------    ------------
Total distributions on cash basis                               0              33              67              35
                                                     ============    ============    ============    ============
Total cash distributions as a percentage
  of original $1,000 investment (Note 5)                     0.00%           3.34%           6.73%           7.05%
Total cumulative cash distributions per
  $1,000 investment from inception                              0              33             100             135
Amount (in percentage terms) remaining
  invested in program properties at the end
  of each year (period) presented (original
  total acquisition cost of properties retained,
  divided by original total acquisition cost of
  all properties in program) (Note 6)                         N/A             100%            100%            100%


Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective March 29, 1995, CNL American Properties Fund, Inc. registered for sale $165,000,000 of shares of common stock (the "Initial Offering of Shares"). The Initial Offering of Shares of CNL American Properties Fund, Inc. commenced April 19, 1995, and upon completion of the Initial Offering of Shares on February 6, 1997, had received subscription proceeds of $150,591,765 (15,059,177 shares), including $591,765 (59,177 shares) issued pursuant to the Reinvestment Plan. Pursuant to a Registration Statement on Form S-11, as amended, effective January 31, 1997, CNL American Properties Fund, Inc. registered for sale $275,000,000 of shares of common stock (the "1997 Offering of Shares"). The 1997 Offering of Shares of CNL American Properties Fund, Inc. commenced following the completion of the Initial Offering of Shares on February 6, 1997. Activities through June 1, 1995, were devoted to organization of CNL American Properties Fund, Inc. and operations had not begun.

Note 2: The amounts shown represent the combined results of the Initial Offering of Shares and the 1997 Offering of Shares.

Note 3: Cash generated from operations includes cash received from tenants, less cash paid for expenses, plus interest received.

Note 4: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL American Properties Fund, Inc.

Note 5: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period.

Note 6: In May 1997, CNL American Properties Fund, Inc. sold four of its properties to the tenant for $5,254,083, which was equal to the carrying value of the properties at the time of sale. As a result, no gain or loss was recognized for financial reporting purposes.

Note 7:  Taxable income presented is before the dividends paid deduction.

Note 8: Certain data for columns representing less than 12 months have been annualized.

                                   TABLE III

                    Operating Results of Prior Programs CNL
                             INCOME FUND XVII, LTD.

                                                         1995                          6 months
                                                       (Note 1)          1996            1997
                                                     ------------    ------------    --------
Gross revenue                                        $          0    $  1,195,263    $  1,237,898
Equity in earnings of unconsolidated
  joint ventures                                                0           4,834          45,358
Interest income                                            12,153         244,406          48,537
Less: Operating expenses                                   (3,493)       (169,536)       (103,397)
      Interest expense                                          0               0               0
      Depreciation and amortization                          (309)       (179,208)       (188,038)
      Minority interest in income of
        consolidated joint venture                                              0         (10,432)
                                                     ------------    ------------    ------------
Net income - GAAP basis                                     8,351       1,095,759       1,029,926
                                                     ============    ============    ============
Taxable income
  - from operations                                        12,153       1,114,964       1,138,900
                                                     ============    ============    ============
  - from gain on sale                                           0               0               0
                                                     ============    ============    ============
Cash generated from operations
  (Notes 2 and 3)                                           9,012       1,232,948       1,179,142
Cash generated from sales                                       0               0               0
Cash generated from refinancing                                 0               0               0
                                                     ------------    ------------    ------------
Cash generated from operations, sales
  and refinancing                                           9,012       1,232,948       1,179,142
Less: Cash distributions to investors
  (Note 4)
    - from operating cash flow                             (1,199)       (703,681)     (1,015,084)
    - from sale of properties                                   0               0               0
                                                     ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions                                             7,813         529,267         164,058
Special items (not including sales and
  refinancing):
    Limited partners' capital contri-
      butions                                           5,696,921      24,303,079               0
    General partners' capital contri-
      butions                                               1,000               0               0
    Contributions from minority interest                        0         140,676         278,170
    Syndication costs                                    (604,348)     (2,407,317)              0
    Acquisition of land and buildings                    (332,928)    (19,735,346)     (1,978,419)
    Investment in direct financing
      leases                                                    0      (1,784,925)     (1,009,775)
    Investment in joint ventures                                0        (201,501)       (934,196)
    Increase in restricted cash                                 0               0               0
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XVII, Ltd. by related parties                      (347,907)       (326,483)        (26,068)
    Increase in other assets                             (221,282)              0               0
    Distributions to holder of minority
      interest                                                  0               0         (16,943)
    Other                                                    (410)            410               0
                                                     ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                       4,198,859         517,860      (3,523,173)
                                                     ============    ============    ============
TAX AND DISTRIBUTION DATA PER $1,000
  INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                            36              37              38
                                                     ============    ============    ============
  - from recapture                                              0               0               0
                                                     ============    ============    ============
Capital gain (loss)                                             0               0               0
                                                     ============    ============    ============

                                      C-33


                                                         1995                          6 months
                                                       (Note 1)          1996            1997
                                                     ------------    ------------    --------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                      4              23              34
  - from capital gain                                           0               0               0
  - from investment income from
      prior period                                              0               0               0
                                                     ------------    ------------    ------------
Total distributions on GAAP basis (Note 4)                      0              23              34
                                                     ============    ============    ============
  Source (on cash basis)
  - from sales                                                  0               0               0
  - from refinancing                                            0               0               0
  - from operations                                             4              23              34
                                                     ------------    ------------    ------------
Total distributions on cash basis (Note 4)                      4              23              34
                                                     ============    ============    ============
Total cash distributions as a percentage
  of original $1,000 investment (Note 5)                     5.00%           5.50%           7.25%
Total cumulative cash distributions per
  $1,000 investment from inception                              4              27              61
Amount (in percentage terms) remaining
  invested in program properties at the end
  of each year (period) presented (original
  total acquisition cost of properties retained,
  divided by original total acquisition cost of
  all properties in program)                                   N/A             98%            100%


Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, effective August 11, 1995, CNL Income Fund XVII, Ltd. ("CNL XVII") and CNL Income Fund XVIII, Ltd. each registered for sale $30,000,000 units of limited partnership interests ("Units"). The offering of Units of CNL Income Fund XVII, Ltd. commenced September 2, 1995. Pursuant to the registration statement, CNL XVIII could not commence until the offering of Units of CNL Income Fund XVII, Ltd. was terminated. CNL Income Fund XVII, Ltd. terminated its offering of Units on September 19, 1996, at which time subscriptions for the maximum offering proceeds of $30,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund XVII, Ltd., CNL XVIII commenced its offering of Units. Activities through October 11, 1996, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.

Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XVII, Ltd.

Note 4: Distributions declared for the quarters ended December 31, 1995 and 1996 are reflected in the 1996 and 1997 columns, respectively, due to the payment of such distributions in January 1996 and 1997, respectively. As a result of distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1996 and June 30, 1997 are not included in the 1996 and 1997 totals, respectively.

Note 5: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 4 above)

Note 6: Certain data for columns representing less than 12 months have been annualized.

                                    TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

===================================================================================================================================


                                                                                               Selling Price, Net of
                 Including Closing and

                                                                                            Closing Costs and GAAP Adjustments
                                                           Soft Costs
                                                     ----------------------

                                                                         Purchase                                        Total
                                                       Cash               money    Adjustments                       acquisition
                                                     received   Mortgage mortgage   resulting                        cost, capital
                                                      net of    balance   taken       from                 Original  improvements
                                   Date     Date of  closing    at time  back by   application             mortgage  closing and
       Property                  Acquired    Sale     costs     of sale  program     of GAAP     Total     financing soft costs (1)
===================================================================================================================================
CNL Income Fund, Ltd.:
  Burger King -
    San Dimas, CA                02/05/87  06/12/92 $1,169,021         0        0            0 $1,169,021          0      $955,000
  Wendy's -
    Fairfield, CA                07/01/87  10/03/94  1,018,490         0        0            0  1,018,490          0       861,500

CNL Income Fund II, Ltd.:
  Golden Corral -
    Salisbury, NC                05/29/87  07/21/93    746,800         0        0            0    746,800          0       642,800
  Pizza Hut -
    Graham, TX                   08/24/87  07/28/94    261,628         0        0            0    261,628          0       205,500
  Golden Corral -
    Medina, OH                   11/18/87  11/30/94    626,582         0        0            0    626,582          0       743,000
  Denny's -
    Show Low, AZ (8)             05/22/87  01/31/97    620,800         0        0            0    620,800          0       484,185
  KFC -
    Eagan, MN                    06/01/87  06/02/97    623,882         0   42,000            0    665,882          0       601,100

CNL Income Fund III, Ltd.:
  Wendy's -
    Chicago, IL                  06/02/88  01/10/97    496,418         0        0            0    496,418          0       591,362
  Perkins -
    Bradenton, FL                06/30/88  03/14/97  1,310,001         0        0            0  1,310,001          0     1,080,500
  Pizza Hut -
    Kissimmee, FL                02/23/88  04/08/97    673,159         0        0            0    673,159          0       474,755
  Burger King -
    Roswell, GA                  06/08/88  06/20/97    257,981         0  685,000            0    942,981          0       775,226

CNL Income Fund IV, Ltd.:
  Taco Bell -
    York, PA                     03/22/89  04/27/94    712,000         0        0            0    712,000          0       616,501
  Burger King -
    Hastings, MI                 08/12/88  12/15/95    518,650         0        0            0    518,650          0       419,936
  Wendy's -
    Tampa, FL                    12/30/88  09/20/96  1,049,550         0        0            0  1,049,550          0       828,350

CNL Income Fund V, Ltd.:
  Perkins -
    Myrtle Beach, SC (2)         02/28/90  08/25/95          0         0 1,040,000           0  1,040,000          0       986,418
  Ponderosa -
    St. Cloud, FL (6)            06/01/89  10/24/96     73,713         0 1,057,299           0  1,131,012          0       996,769
  Franklin National Bank -
    Franklin, TN                 06/26/89  01/07/97    960,741         0        0            0    960,741          0     1,138,164




                                    TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

===========================================================
                                  Cost of Properties


                           Closing Costs and GAAP Adjustments


                                          Excess
                                        (deficiency)
                                        of property
                                        operating cash
                                        receipts over
                                            cash
       Property                 Total   expenditures
========================================================
CNL Income Fund, Ltd.:
  Burger King -
    San Dimas, CA             $955,000       $214,021
  Wendy's -
    Fairfield, CA              861,500        156,990

CNL Income Fund II, Ltd.:
  Golden Corral -
    Salisbury, NC              642,800        104,000
  Pizza Hut -
    Graham, TX                 205,500         56,128
  Golden Corral -
    Medina, OH                 743,000       (116,418)
  Denny's -
    Show Low, AZ (8)           484,185        136,615
  KFC -
    Eagan, MN                  601,100         64,782

CNL Income Fund III, Ltd.:
  Wendy's -
    Chicago, IL                591,362        (94,944)
  Perkins -
    Bradenton, FL            1,080,500        229,501
  Pizza Hut -
    Kissimmee, FL              474,755        198,404
  Burger King -
    Roswell, GA                775,226        167,755

CNL Income Fund IV, Ltd.:
  Taco Bell -
    York, PA                   616,501         95,499
  Burger King -
    Hastings, MI               419,936         98,714
  Wendy's -
    Tampa, FL                  828,350        221,200

CNL Income Fund V, Ltd.:
  Perkins -
    Myrtle Beach, SC (2)       986,418         53,582
  Ponderosa -
    St. Cloud, FL (6)          996,769        134,243
  Franklin National Bank -
    Franklin, TN             1,138,164       (177,423)


                                    TABLE V
                        SALES OR DISPOSALS OF PROPERTIES



===============================================================================================



                                    Including Closing and


                                                           Soft Costs


                                                                         Purchase
                                                       Cash               money    Adjustments
                                                     received   Mortgage mortgage   resulting
                                                      net of    balance   taken       from
                                   Date     Date of  closing    at time  back by   application
       Property                  Acquired    Sale     costs     of sale  program     of GAAP
===============================================================================================
  Shoney's -
    Smyrna, TN                   03/22/89  05/13/97    636,788         0        0            0

CNL Income Fund VI, Ltd.:
  Hardee's -
    Batesville, AR               11/02/89  05/24/94    791,211         0        0            0
  Hardee's -
    Heber Springs, AR            02/13/90  05/24/94    638,270         0        0            0
  Hardee's -
    Little Canada, MN            11/28/89  06/29/95    899,503         0        0            0
  Jack in the Box -
    Dallas, TX                   06/28/94  12/09/96    982,980         0        0            0
  Denny's -
    Show Low, AZ (8)             05/22/87  01/31/97    349,200         0        0            0

CNL Income Fund VII, Ltd.:
  Taco Bell -
    Kearns, UT                   06/14/90  05/19/92    700,000         0        0            0
  Hardee's -
    St. Paul, MN                 08/09/90  05/24/94    869,036         0        0            0
  Perkins -
    Florence, SC (3)             08/28/90  08/25/95          0         0 1,160,000           0
  Church's Fried Chicken -
    Jacksonville, FL (4)         04/30/90  12/01/95          0         0   240,000           0
Shoney's -
    Colorado Springs, CO         07/03/90  07/24/96  1,044,909         0         0           0
  Hardee's -
    Hartland, MI                 07/10/90  10/23/96    617,035         0         0           0
  Hardee's -
    Columbus, IN                 09/04/90  05/30/97    223,590         0         0           0


CNL Income Fund VIII, Ltd.:
  Denny's -
    Ocoee, FL                    03/16/91  07/31/95  1,184,865         0         0           0
  Church's Fried Chicken -
    Jacksonville, FL (4)         09/28/90  12/01/95          0         0   240,000           0
  Church's Fried Chicken -
    Jacksonville, FL (5)         09/28/90  12/01/95          0         0   220,000           0
  Ponderosa -
    Orlando, FL (6)              12/17/90  10/24/96          0         0 1,353,775           0





=============================================================================================
                                                                   Cost of Properties

                              Selling Price, Net of


                                          Closing Costs and GAAP Adjustments


                                                                               Excess
                                                        Total                (deficiency)
                                                    acquisition              of property
                                                    cost, capital            operating cash
                                          Original  improvements             receipts over
                                          mortgage  closing and                  cash
       Property                 Total     financing soft costs (1)   Total   expenditures
=============================================================================================
  Shoney's -
    Smyrna, TN                   636,788          0       554,200   554,200         82,588

CNL Income Fund VI, Ltd.:
  Hardee's -
    Batesville, AR               791,211          0       605,500   605,500        185,711
  Hardee's -
    Heber Springs, AR            638,270          0       532,893   532,893        105,377
  Hardee's -
    Little Canada, MN            899,503          0       821,692   821,692         77,811
  Jack in the Box -
    Dallas, TX                   982,980          0       964,437   964,437         18,543
  Denny's -
    Show Low, AZ (8)             349,200          0       272,354   272,354         76,846

CNL Income Fund VII, Ltd.:
  Taco Bell -
    Kearns, UT                   700,000          0       560,202   560,202        139,798
  Hardee's -
    St. Paul, MN                 869,036          0       742,333   742,333        126,703
  Perkins -
    Florence, SC (3)           1,160,000          0     1,084,905 1,084,905         75,095
  Church's Fried Chicken -
    Jacksonville, FL (4)         240,000          0       233,728   233,728          6,272
Shoney's -
    Colorado Springs, CO        1,044,909         0       898,739   893,739        151,170
  Hardee's -
    Hartland, MI                  617,035         0       841,642   841,642       (224,607)
  Hardee's -
    Columbus, IN                  223,590         0       219,676   219,676          3,914


CNL Income Fund VIII, Ltd.:
  Denny's -
    Ocoee, FL                   1,184,865         0       949,199   949,199        235,666
  Church's Fried Chicken -
    Jacksonville, FL (4)          240,000         0       238,153   238,153          1,847
  Church's Fried Chicken -
    Jacksonville, FL (5)          220,000         0       215,845   215,845          4,155
  Ponderosa -
    Orlando, FL (6)             1,353,775         0     1,179,210 1,179,210        174,565


                                    TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


===============================================================================================



                                     Including Closing and


                                                           Soft Costs


                                                                         Purchase
                                                       Cash               money    Adjustments
                                                     received   Mortgage mortgage   resulting
                                                      net of    balance   taken       from
                                   Date     Date of  closing    at time  back by   application
       Property                  Acquired    Sale     costs     of sale  program     of GAAP
===============================================================================================
CNL Income Fund IX, Ltd.:
  Burger King -
    Woodmere, OH                 05/31/91  12/12/96    918,445         0        0            0
  Burger King -
    Alpharetta, GA               09/20/91  06/30/97  1,053,571         0        0            0

CNL Income Fund X, Ltd.:
  Shoney's -
    Denver, CO                   03/04/92  08/11/95  1,050,186         0        0            0

CNL Income Fund XI, Ltd.:
  Burger King -
    Philadelphia, PA             09/29/92  11/07/96  1,044,750         0        0            0

CNL Income Fund XII, Ltd.:
  Golden Corral -
    Houston, TX                  12/28/92  04/10/96  1,640,000         0        0            0

CNL Income Fund XIII, Ltd.:
  Checkers -
    Houston, TX                  03/31/94  04/24/95    286,411         0        0            0
  Checkers -
    Richmond, VA                 03/31/94  11/21/96    550,000         0        0            0

CNL Income Fund XIV, Ltd.:
  Checkers -
    Knoxville, TN                03/31/94  03/01/95    339,031         0        0            0
  Checkers -
    Dallas, TX                   03/31/94  03/01/95    356,981         0        0            0
  TGI Friday's -
    Woodridge, NJ (7)            01/01/95  09/27/96  1,753,533         0        0            0
  Wendy's -
    Woodridge, NJ (7)            11/28/94  09/27/96    747,058         0        0            0

CNL Income Fund XV, Ltd.:
  Checkers -
    Knoxville, TN                05/27/94  03/01/95    263,221         0        0            0
  Checkers -
    Leavenworth, KS              06/22/94  03/01/95    259,600         0        0            0
  Checkers -
    Knoxville, TN                07/08/94  03/01/95    288,885         0        0            0
  TGI Friday's -
    Woodridge, NJ (7)            01/01/95  09/27/96  1,753,533         0        0            0


==============================================================================================
                                                                    Cost of Properties

                               Selling Price, Net of


                                           Closing Costs and GAAP Adjustments


                                                                                Excess
                                                         Total                (deficiency)
                                                     acquisition              of property
                                                     cost, capital            operating cash
                                           Original  improvements             receipts over
                                           mortgage  closing and                  cash
       Property                  Total     financing soft costs (1)   Total   expenditures
==============================================================================================
CNL Income Fund IX, Ltd.:
  Burger King -
    Woodmere, OH                  918,445          0       918,445   918,445              0
  Burger King -
    Alpharetta, GA              1,053,571          0       713,866   713,866        339,705

CNL Income Fund X, Ltd.:
  Shoney's -
    Denver, CO                  1,050,186          0       987,679   987,679         62,507

CNL Income Fund XI, Ltd.:
  Burger King -
    Philadelphia, PA            1,044,750          0       818,850   818,850        225,900

CNL Income Fund XII, Ltd.:
  Golden Corral -
    Houston, TX                 1,640,000          0     1,636,643  1,636,643         3,357

CNL Income Fund XIII, Ltd.:
  Checkers -
    Houston, TX                   286,411          0       286,411   286,411              0
  Checkers -
    Richmond, VA                  550,000          0       413,288   413,288        136,712

CNL Income Fund XIV, Ltd.:
  Checkers -
    Knoxville, TN                 339,031          0       339,031   339,031              0
  Checkers -
    Dallas, TX                    356,981          0       356,981   356,981              0
  TGI Friday's -
    Woodridge, NJ (7)           1,753,533          0     1,510,245  1,510,245       243,288
  Wendy's -
    Woodridge, NJ (7)             747,058          0       672,746   672,746         74,312

CNL Income Fund XV, Ltd.:
  Checkers -
    Knoxville, TN                 263,221          0       263,221   263,221              0
  Checkers -
    Leavenworth, KS               259,600          0       259,600   259,600              0
  Checkers -
    Knoxville, TN                 288,885          0       288,885   288,885              0
  TGI Friday's -
    Woodridge, NJ (7)           1,753,533          0     1,510,245  1,510,245       243,288

                                    TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


===============================================================================================



                                 Including Closing and


                                                           Soft Costs


                                                                         Purchase
                                                       Cash               money    Adjustments
                                                     received   Mortgage mortgage   resulting
                                                      net of    balance   taken       from
                                   Date     Date of  closing    at time  back by   application
       Property                  Acquired    Sale     costs     of sale  program     of GAAP
===============================================================================================
  Wendy's -
    Woodridge, NJ (7)            11/28/94  09/27/96    747,058         0        0            0

CNL Income Fund XVI, Ltd.:
  Long John Silver's -
    Appleton, WI                 06/24/95  04/24/96    775,000         0        0            0
  Checker's -
    Oviedo, FL                   11/14/94  02/28/97    610,384         0        0            0

CNL American Properties
  Fund, Inc.:
  TGI Friday's -
    Orange, CT                   10/30/95  05/08/97  1,312,799         0        0            0
  TGI Friday's -
    Hazlet, NJ                   07/15/96  05/08/97  1,324,109         0        0            0
  TGI Friday's -
    Marlboro, NJ                 08/01/96  05/08/97  1,372,075         0        0            0
  TGI Friday's -
    Hamden, CT                   08/26/96  05/08/97  1,245,100         0        0            0


==============================================================================================
                                                                    Cost of Properties

                               Selling Price, Net of


                                           Closing Costs and GAAP Adjustments


                                                                                Excess
                                                         Total                (deficiency)
                                                     acquisition              of property
                                                     cost, capital            operating cash
                                           Original  improvements             receipts over
                                           mortgage  closing and                  cash
       Property                  Total     financing soft costs (1)   Total   expenditures
==============================================================================================
  Wendy's -
    Woodridge, NJ (7)             747,058          0       672,746   672,746         74,312

CNL Income Fund XVI, Ltd.:
  Long John Silver's -
    Appleton, WI                  775,000          0       613,838   613,838        161,162
  Checker's -
    Oviedo, FL                    610,384          0       506,311   506,311        104,073

CNL American Properties
  Fund, Inc.:
  TGI Friday's -
    Orange, CT                  1,312,799          0     1,310,980  1,310,980         1,819
  TGI Friday's -
    Hazlet, NJ                  1,324,109          0     1,294,237  1,294,237        29,872
  TGI Friday's -
    Marlboro, NJ                1,372,075          0     1,324,288  1,324,288        47,787
  TGI Friday's -
    Hamden, CT                  1,245,100          0     1,203,136  1,203,136        41,964


(1) Amounts shown do not include pro rata share of original offering costs or acquisition fees.

(2) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.25% per annum and provides for a balloon payment of $1,006,004 in July 2000.

(3) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.25% per annum and provides for a balloon payment of $1,106,657 in July 2000.

(4) Amounts shown are face value and do not represent discounted current value. Each mortgage note bears interest at a rate of 10.00% per annum and provides for a balloon payment of $218,252 in December 2005.

(5) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.00% per annum and provides for a balloon payment of $200,324 in December 2005.

(6) Amounts shown are face value and do not represent discounted current value. Each mortgage note bears interest at a rate of 10.75% per annum and provides for 12 monthly payments of interest only and thereafter, 168 equal monthly payments of principal and interest.

(7) CNL Income Fund XIV, Ltd. and CNL Income Fund XV, Ltd. each owned a 50 percent interest in Wood-Ridge Real Estate Joint Venture, which owned two properties. The amounts presented for each of CNL Income Fund XIV, Ltd. and CNL Income Fund XV, Ltd. represent each partnership's 50 percent interest in the properties owned by Wood-Ridge Real Estate Joint Venture.

(8) CNL Income Fund II, Ltd. owns a 64 percent interest and CNL Income Fund VI, Ltd. owns a 36 percent interest in this joint venture. The amounts presented for each of CNL Income Fund II, Ltd. and CNL Income Fund VI, Ltd. represent each partnership's percent interest in the properties owned by Show Low Joint Venture.